UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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CONSTELLATION BRANDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS

June 2, 2008

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Constellation Brands, Inc. at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York 14604, on Thursday, July 17, 2008 at 11:00 a.m. (local time).

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also contained in this package is the Company’s 2008 Annual Report to Stockholders that contains important business and financial information concerning the Company.

We hope you are able to attend this year’s Annual Meeting.

Very truly yours,

RICHARD SANDS

Chairman of the Board

Please note that the Rochester Riverside Convention Center is located at the corner of East Main Street and South Avenue in downtown Rochester, New York. Parking is available at the South Avenue Garage, the entrance to which is located on Broad Street. Additional parking is also available at other public garages in the area.

CONSTELLATION BRANDS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 17, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CONSTELLATION BRANDS, INC. (the “Company”) will be held at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York 14604, on Thursday, July 17, 2008 at 11:00 a.m. (local time) for the following purposes as more fully described in the attached Proxy Statement:

1.	To elect as directors of the Company the nominees named in the Proxy Statement (Proposal No. 1).

2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009 (Proposal No. 2).

3.	To transact such other business as may properly come before the Annual Meeting of Stockholders of the Company (the “Meeting”) or any adjournment thereof.

The Board of Directors has fixed the close of business on May 23, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

The Proxy Statement and proxy card or proxy cards are enclosed.

WE HOPE YOU WILL ATTEND THIS MEETING IN PERSON, BUT, IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD(S). RETURN THE PROXY CARD(S) IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 2, 2008

CONSTELLATION BRANDS, INC.

370 Woodcliff Drive, Suite 300

Fairport, New York 14450

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to the holders of the common stock of CONSTELLATION BRANDS, INC. (the “Company,” “we” or “us”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Meeting”). The Meeting will be held on Thursday, July 17, 2008 at 11:00 a.m. (local time) at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York 14604.

The shares represented by your proxy, if the proxy is properly executed and returned, and not revoked, will be voted at the Meeting as therein specified. You may revoke your proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Meeting and voting in person.

The shares represented by your proxy will be voted FOR the election of the director nominees named herein (Proposal No. 1), unless you specifically withhold authority to vote for one or more of the director nominees. Further, unless you indicate otherwise, the shares represented by your proxy will be voted FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009 (Proposal No. 2).

The outstanding common stock of the Company currently consists of Class A Common Stock, par value $.01 per share (“Class A Stock”), and Class B Common Stock, par value $.01 per share (“Class B Stock”). The Company is also authorized to issue Class 1 Common Stock, par value $.01 per share (“Class 1 Stock”); however, no shares of Class 1 Stock were issued or outstanding as of May 23, 2008 (the “Record Date”). Only holders of Class A Stock and Class B Stock are entitled to vote on the matters described above. Accordingly, the Company has enclosed with the proxy materials a Class A Stock proxy card and/or a Class B Stock proxy card, depending on the holdings of the stockholder to whom proxy materials are mailed. Stockholders who receive both a proxy card for Class A Stock and a proxy card for Class B Stock must sign and return both proxy cards received in accordance with their respective instructions to ensure the voting of the shares of each class owned.

This Proxy Statement and the accompanying proxy cards are being mailed to stockholders beginning on or about June 9, 2008.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mail, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone, facsimile, Internet or electronic mail. The Company has requested persons holding stock for others in their names or in the names of nominees to forward these materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding these materials.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 2008

This Proxy Statement and the Company’s Annual Report for the fiscal year ended February 29, 2008 are available on the Investors page of our Web site. This page can be found at www.cbrands.com/CBI/constellationbrands/Investors.

VOTING SECURITIES

The capital stock of the Company entitled to be voted at the Meeting that was outstanding as of the Record Date consisted of 193,779,786 shares of Class A Stock and 23,765,514 shares of Class B Stock. Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder.

Of the 193,779,786 shares of Class A Stock outstanding on the Record Date, 2,072,269 shares were held by CHESS Depositary Nominees Pty Ltd. (ACN 071 346 506) (“CDN”), a wholly-owned subsidiary of ASX Limited (ACN 008 624 691), the Australian Stock Exchange (the “ASX”). CDN has issued Constellation CHESS Depositary Interests (“Constellation CDIs”) that represent beneficial interests in the Class A Stock held by CDN. Constellation CDIs are traded on the electronic transfer and settlement system operated by the ASX. As of the Record Date, there were 20,722,690 Constellation CDIs outstanding that were held by approximately 674 holders of record. All references in this Proxy Statement to outstanding shares of Class A Stock include the shares of Class A Stock held by CDN, and all references to holders of Class A Stock include CDN.

Holders of Constellation CDIs receive all the economic and other benefits of actual ownership of Class A Stock at a ratio of ten (10) Constellation CDIs to each share of Class A Stock. Constellation CDIs can be converted to Class A Stock at any time at the option of the holder of the Constellation CDIs at a ratio of one (1) share of Class A Stock for each ten (10) Constellation CDIs. Holders of Constellation CDIs have the right to attend meetings of stockholders of the Company and to direct the vote of the underlying shares of Class A Stock represented by their Constellation CDIs. CDN, as the holder of record of the underlying shares of Class A Stock represented by the Constellation CDIs, will vote such shares in accordance with the directions of the holders of the Constellation CDIs. If CDN does not receive a direction from a holder of Constellation CDIs as to how to vote the underlying shares represented by those Constellation CDIs, those shares will not be voted and will not be considered present at the Meeting for quorum purposes. A holder of Constellation CDIs will be entitled to vote at the Meeting only if such holder directs CDN to designate such holder as proxy to vote the underlying shares of Class A Stock represented by the Constellation CDIs held by such holder. A form to be used to direct CDN how to vote underlying shares of Class A Stock represented by Constellation CDIs is being delivered with this Proxy Statement to each holder of Constellation CDIs.

Only holders of record of Class A Stock and Class B Stock on the books of the Company at the close of business on May 23, 2008, the Record Date for eligibility to vote at the Meeting, are entitled to notice of and to vote at the Meeting and at any adjournment thereof. Under arrangements established between the Company and CDN in connection with the issuance of Constellation CDIs, the holders of Constellation CDIs are entitled to notice of and to attend the Meeting but may only vote at the Meeting as proxy for CDN in the circumstances described above. Except as otherwise required by Delaware law, the holders of Class A Stock and the holders of Class B Stock will vote together as a single class on all matters other than the election of the group of directors who are selected solely by the holders of Class A Stock. Each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in such holder’s name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in such holder’s name. Therefore, holders of Class A Stock are entitled to cast a total of 193,779,786 votes at the Meeting and holders of Class B Stock are entitled to cast a total of 237,655,140 votes at the Meeting.

The holders of shares representing a majority of the outstanding aggregate voting power of Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock, present at the Meeting in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. Proxies relating to shares held in “street name” by brokers or other nominees that may be voted with respect to some, but not all, matters without instruction from the beneficial owner (“broker non-votes”) would be counted as shares present for purposes of determining whether a quorum is present at the Meeting. Under the rules of the New York Stock Exchange, brokers and nominees are generally permitted to vote with respect to Proposal No. 1 and Proposal No. 2 without receiving direction from the beneficial owner of Class A Stock or Class B Stock. Accordingly, the Company does not expect to receive broker non-votes with respect to Proposal No. 1 or Proposal No. 2 unless one or more beneficial owners have withheld discretionary authority from their respective brokers or nominees.

Under Delaware law and the Company’s certificate of incorporation and by-laws, directors are elected by a plurality of the votes cast (the highest number of votes cast) by the holders of the shares entitled to vote, and actually voting, in person or by proxy. Pursuant to the Company’s certificate of incorporation, the holders of Class A Stock (including the underlying shares represented by Constellation CDIs), voting as a separate class, are entitled to elect one-fourth of the number of directors to be elected at the Meeting (rounded up to the next number if the total number of directors to be elected is not evenly divisible by four). The holders of Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock, voting as a single class, are entitled to elect the remaining number of directors to be elected at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Since the Board nominated ten (10) directors, the holders of Class A Stock will be entitled to elect three (3) directors and the holders of Class A Stock and Class B Stock, voting as a single class, will be entitled to elect seven (7) directors. Because the directors are elected by a plurality of the votes cast in each election, votes that are withheld (including broker non-votes, if any) will not be counted and, therefore, will not affect the outcome of the elections.

The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009 (Proposal No. 2) requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Therefore, abstentions will have the effect of negative votes. However, because broker non-votes, if any, are not considered entitled to vote, they will not affect the outcome of the vote.

BENEFICIAL OWNERSHIP

This section presents information concerning the beneficial ownership of our common stock by certain individuals, entities and groups. Determinations as to whether a particular individual, entity or group is the beneficial owner of our common stock have been made in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Under Rule 13d-3, a person is deemed to be the beneficial owner of any shares as to which such person: (i) directly or indirectly has or shares voting power or investment power, or (ii) has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right. The fact that a person is the beneficial owner of shares for purposes of Rule 13d-3 does not necessarily mean that such person would be the beneficial owner of securities for other purposes. The percentages of beneficial ownership reported in this section were calculated on the basis of 193,779,786 shares of Class A Stock, 23,765,514 shares of Class B Stock, and no shares of Class 1 Stock outstanding as of the close of business on May 23, 2008, subject to adjustment as appropriate in each particular case in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock

The following tables present, as of May 23, 2008, information regarding the beneficial ownership of Class A Stock or Class B Stock by each person who is known to be the beneficial owner of more than 5% of the Class A Stock or Class B Stock. Except as otherwise noted below, the address of each person or entity listed in the tables is c/o Constellation Brands, Inc., 370 Woodcliff Drive, Suite 300, Fairport, New York 14450.

Class A Stock

	Shares with Power to Vote or Dispose (1)				Total Shares (1)			Percent of Class (1)
Name and Address of Beneficial Owner	Sole		Shared		Class A Only		If Class B Converted	Class A Only	If Class B Converted
Richard Sands (2)	3,846,066		2,072,654	(3)	5,918,720		21,337,096	3.0%	10.1%
Robert Sands (4)	3,891,906		2,072,654	(5)	5,964,560		21,377,296	3.1%	10.2%
Trust for the benefit of Andrew Stern, M.D. under the Will of Laurie Sands	—		472,376	(6)	472,376		7,135,088	0.2%	3.6%
CWC Partnership-I (7)	—		472,376	(7)	472,376		6,571,456	0.2%	3.3%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934 (8)	—		9,810,626	(8)	9,810,626		32,481,594	5.0%	14.8%
UBS AG Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland (9)		(9)		(9)	26,088,144	(9)	N/A	13.5%	N/A
Ariel Capital Management, LLC 200 E. Randolph Dr. Suite 2900 Chicago, IL 60601 (10)		(10)		(10)	16,991,961	(10)	N/A	8.8%	N/A
FMR LLC 82 Devonshire Street Boston, MA 02109 (11)		(11)		(11)	16,187,517	(11)	N/A	8.4%	N/A
M&G Investment Funds 1 Governor’s House Laurence Pountney Hill London, EC4R 0HH (12)		(12)		(12)	9,800,000	(12)	N/A	5.1%	N/A

Class B Stock

Name and Address of Beneficial Owner	Shares with Power to Vote or Dispose		Total Shares	Percent of Class B
	Sole	Shared
Richard Sands	7,258,232(2)	8,160,144(3)	15,418,376	64.9%
Robert Sands	7,252,592(4)	8,160,144(5)	15,412,736	64.9%
Trust for the benefit of Andrew Stern, M.D. under the Will of Laurie Sands	—	6,662,712(6)	6,662,712	28.0%
CWC Partnership-I (7)	—	6,099,080(7)	6,099,080	25.7%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934 (8)	—	22,670,968(8)	22,670,968	95.4%

(1)	The numbers and percentages reported do not take into account shares of Class A Stock that can be received upon the conversion of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 23, 2008 (the “Class 1 Option Shares”). These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	The reported shares of Class A Stock with respect to which Richard Sands has sole power to vote or dispose (i) include 1,492,124 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 23, 2008, and (ii) as noted in footnote (1), exclude 4,063 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 5,922,783 shares of Class A Stock, representing 3.0% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 21,341,159 shares of Class A Stock, representing 10.1% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted. The reported shares of Class B Stock include 2,274,865 shares held by family trusts of which Richard Sands is the sole trustee. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise.

(3)	The reported shares are held by various family partnerships, family trusts and a foundation where, in most cases, Richard Sands serves as a partner, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands and the stockholders group described in footnote (8), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (6) are included in the reported shares. Amounts reflected in the tables above do not include 29,120 shares of Class A Stock owned by Mr. Sands’ spouse, individually and as custodian for their children. Mr. Sands disclaims beneficial ownership of such shares.

(4)

The reported shares of Class A Stock with respect to which Robert Sands has sole power to vote or dispose (i) include 1,272,624 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 23, 2008, and 154,728 shares of Class A Stock held by family limited liability companies of which Robert Sands is the general manager, and (ii) as noted in footnote (1), exclude 4,063 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 5,968,623 shares of Class A Stock, representing 3.1% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 21,381,359 shares of Class A Stock, representing 10.2% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted. The reported shares of Class B Stock include 2,274,865 shares held by family trusts of which Robert Sands is the sole trustee. The reporting of these shares as beneficially owned by

Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise.

(5)	The reported shares are held by various family partnerships, family trusts and a foundation where, in most cases, Robert Sands serves as a partner, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands and the stockholders group described in footnote (8), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (6) are included in the reported shares. Amounts reflected in the tables above do not include 28,792 shares of Class A Stock owned by Mr. Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.

(6)	The reported shares are directly or indirectly held by various family partnerships in which the trust is a partner. The reporting of these shares as beneficially owned by the trust shall not be construed as an admission that the trust is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands, Robert Sands and the stockholders group described in footnote (8), and the shares reported as beneficially owned by CWC Partnership-I are included in the reported shares.

(7)	CWC Partnership-I is a New York general partnership of which Richard Sands and Robert Sands are managing partners. The reported shares include 768 shares of Class A Stock and 667,368 shares of Class B Stock owned by a partnership in which CWC Partnership-I is a partner. The reporting of such shares as beneficially owned by CWC Partnership-I shall not be construed as an admission that CWC Partnership-I is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands, Robert Sands, the trust described in footnote (6) and the stockholders group described in footnote (8).

(8)	The stockholders group, as reported, consists of Richard Sands, Robert Sands, CWC Partnership-I and another family partnership. The reporting of shares as beneficially owned by the stockholders group shall not be construed as an admission that an agreement to act in concert exists or that the stockholders group is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The shares reported as beneficially owned by Richard Sands, Robert Sands, CWC Partnership-I, and the trust described in footnote (6) are included in the shares reported as beneficially owned by the stockholders group. If the shares of Class A Stock that can be received upon the conversion of Richard Sands’ and Robert Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the stockholders group, the stockholders group would beneficially own a total of (i) 9,818,752 shares of Class A Stock, representing 5.0% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were not converted, and (ii) 32,489,720 shares of Class A Stock, representing 14.8% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were converted. Of the shares reported as beneficially owned by the stockholders group, 477,409 shares of Class A Stock and 12,222,941 shares of Class B Stock have been pledged under credit facilities with a financial institution as collateral for loans made to persons or entities included in the stockholders group and certain other entities related to the Sands family. Another 6,137,007 shares of Class A Stock have been pledged under a credit facility with a different financial institution as collateral for loans (including advances made with respect to letters of credit) to Richard Sands. In the event of noncompliance with certain covenants under the credit facilities, the financial institutions have the right to sell the pledged shares subject to certain protections afforded to the borrowers and pledgors.

(9)	Information concerning UBS AG presented in the table is based solely on the information reported in Amendment 2 to the Schedule 13G of UBS AG filed on February 11, 2008 (the “UBS Filing”). The number of shares equals the number of shares of Class A Stock reported to be beneficially owned by UBS AG, which includes 10,361,969 shares of Class A Stock reported to be beneficially owned by UBS Americas Inc., a wholly-owned subsidiary of UBS AG. The UBS Filing indicates that of the 26,088,144 shares of Class A Stock beneficially owned by UBS AG, UBS AG has sole voting power with respect to 23,971,270 shares and shared dispositive power with respect to 26,088,144 shares. The UBS Filing also indicates that of the 10,361,969 shares of Class A Stock beneficially owned by UBS Americas, Inc., UBS Americas, Inc. has sole voting power with respect to 8,793,475 shares and shared dispositive power with respect to 10,361,969 shares.

(10)	Information concerning Ariel Capital Management, LLC (“Ariel”) presented in the table is based solely on the information reported in the Schedule 13G of Ariel filed on February 14, 2008. The Schedule 13G indicates that of the 16,991,961 shares of Class A Stock beneficially owned by Ariel, it has sole voting power with respect to 15,360,135 shares and sole dispositive power with respect to 16,914,006 shares.

(11)	Information concerning FMR LLC presented in the table is based solely on the information reported in Amendment 6 to the Schedule 13G of FMR LLC filed on February 14, 2008 (the “FMR Filing”). The number of shares equals the number of shares of Class A Stock reported to be beneficially owned by FMR LLC and Edward C. Johnson 3d. The FMR Filing indicates that each of FMR LLC and Mr. Johnson, through control over various entities, has sole dispositive power with respect to all 16,187,517 shares. The FMR filing further indicates that FMR LLC has sole voting power with respect to 136,517 of these shares; however, the FMR filing is internally inconsistent as to the number of shares with respect to which Mr. Johnson has sole voting power.

(12)	Information concerning M&G Investment Funds 1 (“M&G”) presented in the table is based solely on the information reported in the Schedule 13G of M&G filed on April 9, 2008. The Schedule 13G indicates that of the 9,800,000 shares of Class A Stock beneficially owned by M&G, it has shared voting power and dispositive power with respect to all 9,800,000 shares.

Beneficial Security Ownership of Directors and Executive Officers

The Board has established targets for the minimum amounts of our common stock that our non-management directors and executive officers should beneficially own. These targets for stock ownership consider the length of a director’s tenure on the Board or an executive officer’s tenure as an executive officer. We allow individuals five years in which to reach their targets. Ownership targets can be satisfied through the beneficial ownership of Class A Stock or Class B Stock, vested stock options, and/or Class A Stock underlying Constellation CDIs.

The target for non-management directors is the beneficial ownership of two times the annual retainer fee paid to them. The target for executive officers is based on each officer’s position in the organization and is a multiple of annual base salary. The Chairman of the Board and the President and Chief Executive Officer each has a stock ownership target of four (4) times his annual base salary. Each of the other executive officers has a stock ownership target of two (2) times his annual base salary. As of May 23, 2008, each of our non-management directors and each of our executive officers had either met his or her respective target or was within the five-year window for doing so.

The following table sets forth, as of May 23, 2008, the beneficial ownership of Class A Stock, Class B Stock, and Class 1 Stock by our directors, the named executive officers (as defined under the heading “Compensation Tables and Related Information” below), and all of our directors and executive officers as a group. The Class A Stock information in the table below does not include shares of Class A Stock that are issuable upon the conversion of either Class B Stock or Class 1 Stock, although such information is provided in footnotes where applicable. Unless otherwise noted, the individuals listed in the table have sole voting and dispositive power with respect to the shares attributed to them.

Name of Beneficial Owner	Class A Stock (1)					Class B Stock		Class 1 Stock (1)
	Shares Beneficially Owned
	Outstanding Shares		Shares Acquirable within 60 days (2)	Total Shares	Percent of Class Beneficially Owned	Shares Beneficially Owned	Percent of Class Beneficially Owned	Shares Acquirable within 60 days (3)	Percent of Class Beneficially Owned
Richard Sands (4)	4,426,596		1,492,124	5,918,720	3.0%	15,418,376	64.9%	4,063	(5)
Robert Sands (4)	4,691,936		1,272,624	5,964,560	3.1%	15,412,736	64.9%	4,063	(5)
Alexander L. Berk	77,094		480,688	557,782	*	—	*	—	*
Jose F. Fernandez	26,631		191,700	218,331	*	—	*	—	*
Robert Ryder	18,135		—	18,135	*(6)	—	*	37,500	(5)
Jon Moramarco	83,224	(7)	624,300	707,524	*(6)	—	*	7,500	(5)
Thomas S. Summer	24,011	(8)	358,462	382,473	*(6)	—	*	16,250	(5)
Barry A. Fromberg	7,945		3,737	11,682	*(6)	—	*	6,340	(5)
Jeananne K. Hauswald	10,367		43,563	53,930	*(6)	—	*	6,340	(5)
James A. Locke III	23,191		61,563	84,754	*(6)(9)	264	*	6,340	(5)
Thomas C. McDermott	14,799		68,563	83,362	*(6)	—	*	6,340	(5)
Peter M. Perez	889		—	889	*	—	*	—	*
Paul L. Smith	9,370		9,049	18,419	*(6)	—	*	6,340	(5)
Peter H. Soderberg	2,451		1,120	3,571	*(6)	—	*	6,340	(5)
Mark Zupan	1,331		—	1,331	*(6)	—	*	4,661	(5)
All Executive Officers and Directors as a Group (17 persons) (10)	7,398,139		5,520,177	12,918,316	6.5%(10)	22,671,232	95.4%	108,016	(5)

*	Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1)	Class 1 Stock was created in December 2007 for the purpose of granting stock options designed to satisfy the criteria specified in the regulations promulgated under Section 409A of the Internal Revenue Code. The numbers and percentages reported with respect to Class A Stock do not take into account shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares. These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	Reflects the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 23, 2008.

(3)	Reflects the number of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 23, 2008.

(4)	See tables and footnotes under the heading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock” for information with respect to sole and shared voting or dispositive power and for the numbers and percentages of shares of Class A Stock that would be beneficially owned if Class 1 Option Shares were included in the number of shares of Class A Stock beneficially owned and assuming the conversion of Class B Stock into Class A Stock. Of the number of shares reported, 2,072,654 shares of Class A Stock and 8,160,144 shares of Class B Stock are included in the numbers reported by both Richard Sands and Robert Sands. Of the shares reported as beneficially owned by Richard Sands, 4,215,062 shares of Class A Stock and 10,154,744 shares of Class B Stock have been pledged, and of the shares reported as being beneficially owned by Robert Sands, 4,318,774 shares of Class A Stock and 8,314,709 shares of Class B Stock have been pledged. Of the shares described as being pledged in the preceding sentence, 1,919,420 shares of Class A Stock and 6,246,512 shares of Class B Stock are included in the shares reported as beneficially owned by both Richard Sands and Robert Sands.

(5)	As there are no shares of Class 1 Stock currently outstanding, the percentages of Class 1 Stock beneficially owned by each named individual and the executive officers and directors as a group, when calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, would be 100%.

(6)

If the shares of Class A Stock that can be received upon the conversion of the named individual’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the individual, the individual would beneficially own the shares of Class A Stock as noted

below, which for each individual represents less than one percent (1%) of the outstanding Class A Stock: Robert Ryder – 55,635; Jon Moramarco – 715,024; Thomas S. Summer – 398,723; Barry A. Fromberg – 18,022; Jeananne K. Hauswald – 60,270; James A. Locke III – 91,094; Thomas C. McDermott – 89,702; Paul L. Smith – 24,759; Peter H. Soderberg – 9,911; and Mark Zupan – 5,992.

(7)	Mr. Moramarco shares the power to vote and dispose of these shares with his spouse. Such number does not include 60 shares of Class A Stock that are owned by his son.

(8)	Mr. Summer shares the power to vote and dispose of 19,842 shares with his spouse.

(9)	Assuming the conversion of Mr. Locke’s 264 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 85,018 shares of Class A Stock (91,358 shares of Class A Stock if the shares of Class A Stock that can be received upon the conversion of Mr. Locke’s Class 1 Option Shares were included), representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(10)	This group consists of our executive officers and directors as of May 23, 2008. Therefore, Mr. Summer, a former executive officer, is not included in this group. Assuming the conversion into Class A Stock of a total of 22,671,232 shares of Class B Stock beneficially owned by the executive officers and directors as of May 23, 2008 as a group, this group would beneficially own 35,589,548 shares of Class A Stock, representing 16.0% of the outstanding Class A Stock after such conversion. If the shares of Class A Stock that can be received upon the conversion of this group’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by this group of executive officers and directors, this group would beneficially own (i) 13,026,332 shares of Class A Stock, representing 6.5% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were not converted, and (ii) 35,697,564 shares of Class A Stock, representing 16.1% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were converted.

EXECUTIVE OFFICERS

Information concerning the Company’s executive officers and their terms of office can be found in Part I to the Company’s Annual Report on Form 10-K for the year ended February 29, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy and Objectives

As a leading international producer and marketer of beverage alcohol with a broad portfolio of brands across the wine, spirits and imported beer categories, we operate in a highly competitive and complex business environment on a global basis. The ability to attract, motivate and retain employees throughout the organization is critical to our long-term success in this environment. Accordingly, the objective of our executive compensation program is to attract, motivate and retain key executives by providing a compensation package that is competitive with the pay practices of other companies of comparable size, status, and industry.

Our executive compensation program, discussed in detail below, consists of both fixed compensation (in the form of base salary) and variable compensation (in the form of cash bonus payments and equity awards). We have designed the elements of executive compensation to operate together in a manner that seeks to reward our executives for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward long-term stockholder value.

Our fiscal year ends on the last day of February of each calendar year. Throughout this discussion, fiscal years are referred to by the calendar year in which that fiscal year ends. For example, the fiscal year ending February 29, 2008 is referred to as “fiscal 2008.”

How Executive Compensation is Established

The Human Resources Committee of the Board, or the Committee, discharges the Board’s responsibilities relating to the compensation of executives, including the annual review and approval of executive officer compensation. Management personnel within our Human Resources Department support the Committee in its work. Executive officers, including the Chairman of the Board, the President and Chief Executive Officer, and the Executive Vice President and Chief Administrative Officer, may make recommendations or provide information to, or answer questions from, the Committee as the Committee fulfills its responsibilities regarding executive compensation. The Committee engaged Mercer Human Resource Consulting, Inc. to assist the Committee in its review and analysis of executive compensation data and to advise the Committee on matters relating to executive officer compensation. In addition to those services, Mercer is one of the companies that we use as consultants for other human resource matters that arise from time to time, and a company affiliated with Mercer provides administration and recordkeeping services to our 401(k) and Profit Sharing Plan and similar services for certain of our benefit arrangements outside of the United States. The Committee has determined that, as a matter of best practices and in order to receive the benefit of additional perspectives on executive compensation matters, it would be appropriate to utilize a new consultant to conduct the next annual executive officer compensation study.

In making its compensation decisions for executive officers, the Committee compares elements of compensation against a specific peer group of high-performing companies that we believe to be comparable in terms of business type, financial metrics (such as gross sales, net income or market capitalization) and performance. We have periodically reviewed and revised the composition of the peer group with the assistance of Mercer. The peer group used in setting the executive officer compensation amounts described in this Proxy Statement and used subsequently in April 2008 to set new base salaries and equity grants for fiscal 2009 consisted of the following companies:

• Anheuser-Busch Companies, Inc.	• Avon Products, Inc.
• Brown-Forman Corporation	• Dean Foods Company
• Fortune Brands, Inc.	• General Mills, Inc.
• Hormel Foods Corporation	• Molson Coors Brewing Company
• The Pepsi Bottling Group, Inc.	• PepsiAmericas, Inc.
• Smithfield Foods, Inc.	• Starbucks Corporation
• Wm. Wrigley Jr. Company

In addition to its review of peer group executive compensation levels, the Committee also considers general executive compensation survey data provided by Mercer.

As discussed in more detail below, the Committee generally reviews, adjusts and makes awards under the executive compensation program on an annual basis at a regularly scheduled meeting of the Committee, usually in early April. At that time, the Committee considers company and individual performance, executive compensation information and benchmarking materials from Mercer, and compensation and benefit recommendations from management. Starting in April 2007, as part of this annual review process, the Committee also reviews a tally sheet setting forth and comparing current and proposed base salaries, cash bonuses, equity incentives, and perquisites. Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes in responsibilities, such as when the Board appointed Robert Sands to the position of President and Chief Executive Officer effective on July 26, 2007.

The Committee generally attempts to maintain an executive officer compensation program that will result in executive officers’ cash compensation approximating the midpoint of that provided by peer group companies. In determining long-term incentive grants, the Committee considers historical awards and the value realizable by executive officers from those awards as well as peer group and general survey group data. Based on the historical performance of our stock, the Committee has generally set previous long-term incentive awards, which have consisted of stock option grants, below peer group median levels and approximately at general survey median levels. As a result of its analysis of our more recent stock performance and peer group and general survey data concerning long-term incentive awards, the Committee decided in April 2008 to award restricted stock as well as stock options to our executive officers in order to align our long-term incentive grants to peer group median levels.

The Committee desires to keep a significant portion of our executive officers’ compensation at risk and based on performance and also desires to align our executive officers’ interests with the interests of our stockholders. Accordingly, a significant percentage of annual compensation is allocated to incentive compensation in the form of annual cash bonus payments and equity grants. The Committee, however, does not have a policy regarding the specific allocation of compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or regarding the allocation of different forms of non-cash compensation other than the decision to have combined long-term incentive grants approximate peer group median levels starting in fiscal 2009. Rather, the Committee generally determines the allocation based on its analysis of the various individual components of the compensation program.

Elements of Compensation and Analysis of Compensation Decisions

The elements of compensation for our executive officers consist of the following:

•	base salary;
•	annual cash bonus awards;
•	long-term equity-based incentive awards; and
•	perquisites and other benefits.

Base Salary

We set base salary levels for our executive officers to provide current compensation for the day-to-day services the executive officers provide during the fiscal year, taking into account their individual roles and responsibilities as well as their respective experience and abilities. The fundamental objective in setting base salary levels for our executive officers, as with all components of executive compensation, is to pay competitive rates to attract, motivate and retain high-quality executives.

We generally seek to pay our executive officers base compensation at the 50th percentile of similarly situated executives in the peer group, and the salaries for each of our current named executive officers approximate these amounts. Under certain circumstances, however, the Committee may decide to approve an individual executive officer’s salary at a level above or below the peer group median.

The Committee considers base salary adjustments on an annual basis as part of its comprehensive review of executive compensation matters, usually in early April. The Committee may also approve mid-year base salary adjustments in the event of a new hire, promotion or other significant change in responsibilities. No named executive officer received such a mid-year salary adjustment during fiscal 2007. During fiscal 2008, Robert Sands received a salary adjustment upon his appointment as President and Chief Executive Officer in July 2007. The Committee also set salaries for Robert Ryder, upon his appointment as our Executive Vice President and Chief Financial Officer in May 2007, and for Jose F. Fernandez, upon his appointment to the position of Chief Executive Officer, Constellation Wines North America in July 2007. In addition, the Committee decided to keep Richard Sands’ salary as Chairman of the Board at his then current level when Robert Sands assumed the duties of Chief Executive Officer in July 2007. In making all of these compensation decisions, the Committee considered data provided by Mercer to determine that the salaries were competitive and in line with our compensation philosophy of paying compensation at approximately the 50th percentile of the peer group.

Fiscal 2008 salaries, and, where applicable, fiscal 2007 salaries, for our named executive officers appear in the Summary Compensation Table.

Annual Cash Bonus Awards

In addition to their base salaries, our executive officers, like other eligible members of management, have the opportunity to earn annual cash bonuses. The Committee views annual bonuses as an integral element of the entire compensation package.

Annual Management Incentive Plan

Our Annual Management Incentive Plan serves as the primary mechanism for granting annual bonuses. The Committee administers this plan for executive officers in order to accomplish the following objectives:

•	to motivate and provide a concrete incentive to executive officers to achieve certain specific business initiatives and specified financial performance goals;
•	to support our annual planning, budget and strategic planning process;
•	to provide compensation opportunities which are competitive with those of other beverage alcohol or industry-related companies in order to attract and retain key executives; and
•	to control overhead by designing a portion of annual compensation as a variable rather than a fixed expense.

The Committee meets annually within 90 days of the most recently-concluded fiscal year to approve a specific program for executive officers under the Annual Management Incentive Plan for the new year and to evaluate performance and certify and approve awards for the recently-concluded year. Payouts for executive officers under the Annual Management Incentive Plan depend on three variables:

•	the executive officer’s management position at the Company;
•	the executive officer’s salary; and
•	Company performance for the year with respect to certain specified financial performance goals we have established to allow us to pursue our business aims and initiatives.

Specifically, the Committee establishes individual bonus targets (based on a percentage of each executive officer’s salary) depending on the executive’s position and responsibilities with us. The Committee establishes these target award opportunities based on the following principles:

•

Competitiveness with the market – We generally position target opportunities near the peer group median. Positioning target opportunities near the peer group median underscores the Committee’s compensation strategy that compensation levels should approximate peer group median levels when performance meets expectations and that pay should exceed peer group median levels when performance exceeds expectations.

•

Placement of an appropriate amount of pay at risk – We place more pay at risk for our more senior executives (such as our executive officers) who have more control over our performance, and provide similarly positioned executives (such as our Executive Vice Presidents) with comparable award opportunities.

For fiscal 2008, all of the named executive officers participated in the plan, except for Mr. Summer who retired from his executive officer position in May 2007. To provide continuing incentives throughout the year and to minimize the risk of unanticipated outcomes, the Committee provides for a range of possible awards from a threshold level to a maximum level, including a target level award. The Committee established the following award schedule under the Annual Management Incentive Plan for participating executive officers in terms of a percentage of base salary:

Annual Management Incentive Plan

Award Schedule for Executive Officers

Name	Threshold	Target	Maximum
Richard Sands	30%	120%	240%
Robert Sands	30%	120%	240%
Other Executive Officers	17.5%	70%	140%

The Committee also establishes the objective performance criteria on which payouts are based. It selects the criteria for each year from the list of performance criteria set forth in the Annual Management Incentive Plan. The Committee chooses measures that it believes will provide an appropriate link between the level of Company performance for a given year and the corresponding payout under the plan depending on the executive’s management position and duties. Accordingly, the award opportunities set forth above assume that threshold, target or maximum performance is achieved for all applicable performance criteria selected under the plan. Awards under the plan may be less than the threshold percentage set forth above if threshold performance is achieved for some, but not all, of the criteria selected. Awards under the plan may not exceed the maximum percentage set forth above.

The Committee sets a target level for each performance criteria at the corresponding level of expected performance for that year under our operating plan. These operating plans are reviewed with and approved by the Board, usually in April of each fiscal year. As a result, if our performance at the end of a fiscal year matches the expected performance as set at the beginning of that year, the executive officers would receive target level bonuses. With the assistance of the Human Resources Department, the Committee then establishes a range for each performance criteria, from a threshold level to a maximum level, by considering a variety of factors, including the minimal acceptable growth for each performance criteria, our strategic direction and focus, the various risks and uncertainties we face, and our publicly-disclosed guidance. Under normal circumstances, the threshold levels for each performance criteria should be achievable, target levels should be challenging but will be achieved if we perform as expected in our operating plan, and maximum levels should be achievable only in years of exceptional performance.

For fiscal 2007, the Committee determined that awards under the Annual Management Incentive Plan for each executive officer at that time were to be based exclusively on operating income. For each named executive officer during fiscal 2007 other than Mr. Berk, the targets were based solely on the operating income of the Company on a consolidated basis. Since Mr. Berk’s responsibilities relate primarily to our beers and spirits businesses, his targets were based upon a combination of our consolidated operating income and the operating income for our beers and spirits businesses.

The Committee met in April 2007 to review performance under the Annual Management Incentive Plan, including the executive officer program thereunder, and to consider payouts to participants. Due to certain required downward adjustments for acquisition activity, the Committee determined that our adjusted performance did not meet or exceed the threshold consolidated operating income targets under the executive officer program. Consequently, we made no payment under the Annual Management Incentive Plan for fiscal 2007 to those executive officers whose pre-established performance metrics were based solely on our performance on a consolidated basis. As operating income of our beers and spirits businesses exceeded target levels of achievement under the plan even after giving effect to the downward adjustments that were made to reflect transactions, the Committee certified an award to Mr. Berk at approximately 90% of his salary. This amount appears in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Also in April 2007, the Committee approved amendments to the Annual Management Incentive Plan to (i) expand the list of potential performance criteria from which the Committee can select under the plan, (ii) increase the maximum award that we can issue under the plan to $5 million, and (iii) clarify certain other provisions and definitions used in the plan. Our stockholders approved these amendments on July 26, 2007. In May 2007, the Committee established the parameters of the executive officer program under the Annual Management Incentive Plan for fiscal 2008. While the bonus opportunity percentages remained unchanged for the participating executive officers, the Committee decided to base fiscal 2008 awards on the basis of free cash flow as well as earnings before interest and taxes, or EBIT, in order to diversify the performance criteria and recognize and reward cash generation as well as income generation. In addition, depending on the executive officer’s level of responsibilities, an executive officer’s performance criteria weightings may be based entirely on our consolidated performance or on a combination of corporate-wide and divisional results. In particular, the Committee established the following Annual Management Incentive Plan performance criteria weightings for named executive officers for fiscal 2008:

Annual Management Incentive Plan

Performance Criteria Weightings for Fiscal 2008

Name	Corporate EBIT	Corporate Free Cash Flow	Divisional EBIT	Divisional Free Cash Flow
Richard Sands	80%	20%	—	—
Robert Sands	80%	20%	—	—
Alexander L. Berk	20%	—	60%	20%
Robert Ryder	80%	20%	—	—
Jose F. Fernandez	20%	—	60%	20%
Jon Moramarco	20%	—	60%	20%

The Committee met in April 2008 to review performance under the Annual Management Incentive Plan, including the executive officer program thereunder and the non-executive program which included Messrs. Fernandez and Moramarco for fiscal 2008, and to consider payouts to participants. After reviewing this performance against the applicable performance criteria, the Committee certified awards to executive officers, including the participating named executive officers. Payouts related to our EBIT performance for fiscal 2008 ranged from zero (for below threshold level performance) for one divisional measure, to a payout of approximately 160% of target (for performance between target and maximum levels) for another divisional measure, with the corporate EBIT payout at approximately 40% of target for the year (for performance between threshold and target levels). Payouts related to our free cash flow performance for fiscal 2008 reached the maximum level for the corporate measure as well as each divisional measure applicable to any of our named executive officers. The total named executive officer awards for fiscal 2008 appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

At a second meeting in April 2008, the Committee approved the executive officer award program under the plan for fiscal 2009. The Committee decided to continue to use EBIT and free cash flow as the applicable performance criteria but determined that it would be appropriate to adjust the fiscal 2009 weightings for Messrs. Berk, Fernandez and Moramarco so that their awards would be more dependent upon corporate-wide performance. In particular, their fiscal 2009 awards will be based 40% on corporate EBIT, 40% on their respective divisional EBIT, and 20% on their respective divisional free cash flow.

Other Cash Bonus Awards

In addition to any payments under the Annual Management Incentive Plan, we have discretion to pay cash bonuses to our executives outside of that plan, including to our executive officers. Such payments might be paid to executives, for example, after the closing of a significant acquisition or other transaction. In April 2007, the Committee determined it equitable and appropriate to award such a cash bonus for fiscal 2007 to each executive officer. The Committee awarded these bonus payments in recognition of the dedication and significant efforts on the part of management, including the executive officers, to fulfill our initiatives throughout the fiscal year, including business integration of the assets acquired through the acquisition of Vincor International Inc., the expansion of our premium spirits business within the United States, and the geographic expansion of our wine business in the U.S., Canada, Europe, Australia, and New Zealand. After its review, the Committee decided to award these cash bonuses based on a percentage of each executive officer’s salary and set the named executive officer awards at 42% of salary for Richard Sands and Robert Sands, 24.5% of salary for Mr. Summer and, given his less direct involvement in certain of these activities, 4.9% of salary for Mr. Berk.

In April 2008, the Committee also determined it equitable and appropriate to award a cash bonus to each executive officer in recognition of certain achievements and events that were not otherwise reflected in the fiscal 2008 Annual Management Incentive Plan awards. The Committee awarded these bonuses primarily to reflect the efforts expended and the challenges encountered in the first year of operations of our Crown Imports LLC imported beers joint venture and set the named executive officer awards at 62% of salary for Richard Sands and Robert Sands, 57% of salary for Mr. Berk, and 9% of salary for Messrs. Fernandez and Moramarco. In setting these awards, the Committee primarily considered the bonus awards provided by Crown Imports to its employees for its last fiscal year as well as our executive officers’ target bonuses and responsibilities.

These cash bonuses paid to the named executive officers for fiscal 2008 and, where applicable, fiscal 2007 appear in the Summary Compensation Table under the “Bonus” column. In making these decisions, the Committee took into consideration the fact that these payments do not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, or the Code.

Long-Term Incentive Awards

Executive Officer Awards

The Committee (as well as the full Board) has the flexibility to award executive officers non-qualified stock options, restricted stock, stock appreciation rights and other stock-based awards under our Long-Term Stock Incentive Plan. The use of equity-based awards, together with the ownership guidelines described below, directly ties our executives’ interests to the value and appreciation of our Class A Stock. These awards also assist in the retention of executives as they vest over a period of employment with us, usually one-quarter per year over four years. The Committee generally considers granting stock-based awards as part of its annual review of executive compensation, usually in early April. The Committee has also granted stock-based awards in connection with significant business activities, such as acquisitions, or events, such as new hires. Through fiscal 2007, the Committee’s equity-based awards to executive officers traditionally consisted of options to purchase our Class A Stock.

In April 2007, the Committee awarded annual stock option grants for fiscal 2008 to our executive officers as well as special grants in recognition of the closing of certain business transactions. The Committee based the annual awards on a formula that took into account the executives’ positions and salaries so that more senior executives received a greater portion of their compensation through these long-term incentives. In structuring these annual awards, the Committee considered the competitiveness of grants by reviewing the financial statement expense of grants at peer group companies as a percentage of salary. The Committee approved grants which approximated the 25th percentile of peer group awards and fell between the 25th percentile and median of general survey group awards.

In addition, the Committee approved amendments to the Long-Term Stock Incentive Plan. These amendments, which were approved by our stockholders in July 2007, included an increase in the total number of shares available for grant under the plan and the number of awards that we may grant to an individual participant in any year. In July 2007, the Committee also granted to Richard Sands and Robert Sands options so that, after aggregating this additional grant with the annual grant the Committee awarded in April 2007, each of them would receive an amount consistent with what the April 2007 grant would have been if the previous limit on annual awards to an individual participant had not applied.

In December 2007, our stockholders approved an amendment and restatement of the Long-Term Stock Incentive Plan in order to, among other things, permit us to grant awards under that plan with respect to Class A Stock or Class 1 Stock. We sought this approval in response to the possibility of an adverse change in the tax treatment, as a result of the enactment of Section 409A of the Code, associated with grants of Class A stock options to individuals who are subject to U.S. taxation. After this plan amendment, we amended the outstanding stock options issued on or after April 10, 2007, the effective date of the possible new tax treatment, to individuals subject to U.S. taxation so that the options related to Class 1 Stock instead of Class A Stock. This included amendments of applicable grants to our executive officers. The Committee now grants options to purchase Class 1 Stock to recipients who are subject to U.S. taxation, including all of the current executive officers, and options to purchase Class A Stock to other recipients.

In January 2008, the Committee granted options to certain employees, including all of its executive officers (other than Mr. Summer), in recognition of the successful closing of an acquisition. At the request of the President and Chief Executive Officer, our Human Resources Department prepared a recommendation for these grants, including the amount of the recommended grants to our executive officers (other than Mr. Summer), based on our prior acquisition-related granting practices. After its review and consideration, the Committee approved these grants as requested.

In April 2008, the Committee again determined that it was important to retain stock options as a significant element of annual compensation and awarded non-qualified options to all executive officers (other than Mr. Summer) upon the same formula employed in April 2007. At this same meeting, the Committee determined that, in order to bring the long-term incentive portion of compensation in line with peer group and general survey group practices and to provide for greater diversification in our equity-based grants, it would be appropriate to also grant certain executives, including all of our executive officers (other than Mr. Summer), shares of restricted stock as part of our annual equity-based grants. The Committee determined that, for the recipients, these grants of restricted stock would be provided in lieu of special grants of stock options for significant business accomplishments and acquisitions. The Committee established restricted stock grant levels by reviewing market trends and practices provided by Mercer regarding our peer group and general market data so that the combination of stock option and restricted stock awards approximates the peer group median.

Equity Award Granting Practices

The Committee grants annual option and other equity awards to executive officers at the regularly scheduled meeting at which it considers annual compensation-related actions and awards. The Committee generally grants new employee awards, awards associated with promotions, and awards associated with merger and acquisition activity at regularly scheduled meetings of the Committee, which may or may not be one at which other compensation-related decisions are made. We used this practice, for example, for the grant of options to Richard Sands and Robert Sands in July 2007. In addition, the Human Resources Committee has delegated to our Chief Human Resources Officer limited authority to grant stock option awards provided that (i) the recipient may be no higher than the level of Vice President, (ii) any such award may not be for more than 5,000 shares of our Class A Stock or Class 1 Stock, and (iii) the number of shares and the terms and conditions for such grants shall be consistent with the past practices of the Committee. The Chief Human Resources Officer exercised this authority once in fiscal 2007 and twice in fiscal 2008. All stock option awards under our Long-Term Stock Incentive Plan are priced as of the closing price of our Class A Stock on the date of grant.

The Board approves equity grants to the directors pursuant to our director compensation policy as described more fully below under the heading “Director Compensation.” The Board generally approves these annual grants to directors at the Board meeting immediately following the Annual Meeting of Stockholders. As directors serve annual terms, such grants are intended to coincide with the beginning of the term of office. For example, the Board approved fiscal 2007 equity awards for directors on July 27, 2006 following the Annual Meeting of Stockholders held earlier that day. Similarly, the Board approved fiscal 2008 equity awards for directors on July 26, 2007. The Board may also grant equity awards upon the appointment of a new member of the Board as was done at the time of the appointments to the Board of Peter H. Soderberg in April 2007, Mark Zupan in October 2007, and Peter M. Perez in February 2008.

We do not backdate equity grants and do not time grants of equity so that they are intentionally made prior to the announcement of favorable information or subsequent to the announcement of unfavorable information.

Stock Ownership Guidelines

In order to further align the interests of our executive officers with the long-term interests of our stockholders, the Board has established targets for the minimum amounts of our common stock that our executive officers should beneficially own. In establishing these targets for stock ownership, we consider the length of an executive officer’s tenure as an executive officer. We allow individuals five years in which to reach their targets. Ownership targets can be satisfied by the ownership of Class A Stock or Class B Stock, vested stock options, and/or Class A Stock underlying Constellation CHESS Depositary Interests as described above under the heading “Voting Securities.” The applicable targets for our executive officers are as follows:

Individual	Applicable Ownership Guideline
Chairman of the Board	4 times base salary
President and Chief Executive Officer	4 times base salary
Other Executive Officers	2 times base salary

As of May 23, 2008, each of our executive officers had either met his respective target or was within the five-year window for doing so.

Other Benefits

Savings Plans and Health and Welfare Benefits

As with other eligible employees, we offer our executive officers the following retirement savings opportunities and health and welfare benefits in order to help provide a reasonable level of support during and after employment with us and to attract, maintain, and motivate employees with a competitive benefits package:

•

Executive officers are eligible to participate in our 401(k) and Profit Sharing Plan on the same terms as other eligible employees. Each year, eligible employees may elect to contribute on a before-tax basis into their plan accounts up to 50% of their annual salary, but not in excess of the annual limit set by the Internal Revenue Service, or the IRS. We provide a 50% match on the first 6% of salary as well as a 3% annual contribution. In addition, at the conclusion of each fiscal year, the Committee analyzes our performance and has discretion to recommend to the Board that it award a supplemental profit sharing contribution, which is typically between 1% and 7% of eligible wages.

•

Executive officers are eligible to participate in our 2005 Supplemental Executive Retirement Plan, which is a non-qualified retirement savings plan designed to provide participants with the benefit of our 3% annual contributions and profit sharing contributions that could not be made pursuant to the 401(k) and Profit Sharing Plan due to limitations prescribed by the IRS. Further detail concerning this plan is provided below under the heading “Nonqualified Deferred Compensation.”

•

Executive officers are generally eligible to participate on the same terms as other eligible employees in our 1989 Employee Stock Purchase Plan, an Internal Revenue Code Section 423 plan that allows employees to purchase shares of Class A Stock at a discount through salary deductions. Due to their levels of stock ownership in the Company, neither Richard Sands nor Robert Sands is eligible to participate in this plan.

•

The executive officers also receive customary employee benefits, such as our health insurance program, long-term and short-term disability insurance programs, paid time off (vacation/sick leave) and life insurance programs, in the same manner as other eligible employees.

Severance Benefits

Previously, we did not have a uniform approach to employment arrangements or severance benefits for our executive officers. Some of our executive officers, including Richard Sands and Robert Sands, had no employment agreements. Other executive officers, including Messrs. Ryder, Fernandez and Moramarco, had employment letters which provided varying levels of severance benefits. Mr. Berk had a more formalized employment agreement based on terms that existed when we acquired the company for which he worked. We had also entered into a severance agreement with Mr. Summer to maintain his services and help ensure a smooth transition of Mr. Summer’s duties to Mr. Ryder.

In April 2008, the Committee determined that it was appropriate to standardize our relationships with the executive officers and approved the execution of new employment agreements with each of our executive officers, including all of our named executive officers (except Mr. Summer). In approving the execution of these agreements, the Committee believed it appropriate to ensure that similarly situated executives (such as all of our Executive Vice Presidents) had the same basic benefits.

In establishing the various benefit levels in these agreements, we relied on information from Mercer regarding existing market practices. The agreements, which extend through February 28, 2011 and then automatically renew for successive one year periods unless the Company provides at least 180 days notice of a decision not to renew the agreement, provide the following benefits in the event an executive’s employment terminates due to death, disability, retirement, or expiration of the agreement, is terminated by the executive for good cause, or is terminated by us for any reason other than for cause:

•	in the case of Richard Sands and Robert Sands, three times base salary and three times the average annual bonus paid to the executive over the prior three fiscal years;
•	in the case of all other executive officers, two times base salary and two times the average annual bonus paid to the executive over the prior three fiscal years;
•

payments equal to the total monthly cost of the executive’s medical and dental coverage in effect at the time of termination extending for 36 months in the case of Richard Sands and Robert Sands or 24 months in the case of the other executive officers;

•	outplacement services for a period of up to 18 months;
•

in the case of Richard Sands and Robert Sands, continued personal use of our corporate aircraft and continued participation in our annual product allowance program for a period of three years following termination;

•	in the case of all other executive officers, automobile allowance payments and continued participation in our annual product allowance program for a period of two years following termination; and
•	payment of any excise taxes, penalties or interest attributed to payments related to a change-in-control.

The agreement with Mr. Fernandez also reflects certain payments and benefits that are applicable during the term of his employment for so long as we require him to maintain two primary business locations. As Mr. Berk is employed by Barton Incorporated, one of our wholly-owned subsidiaries, both Barton Incorporated and Constellation Brands, Inc. are parties to the agreement with Mr. Berk.

In order to receive these benefits, a terminating executive must execute a release in favor of us and agree not to compete with us without our consent for a period of three years in the case of Richard Sands and Robert Sands or two years in the case of the other executive officers. The agreements also prohibit the executives, for a period of 12 months after termination, from seeking to induce our employees to leave the Company.

More information concerning benefits and amounts payable to named executive officers in the event of a severance or change-in-control event are described below under the heading “Employment Agreements and Potential Payments Upon Termination or Change-in-Control.”

Perquisites

We provide executive officers with perquisites and other personal benefits that we believe to be fair, reasonable and competitive with those offered by comparable companies to their officers. The Committee believes these benefits further its objective of attracting, motivating and retaining key executive talent and assist executive officers in dedicating the appropriate amount of time and attention to business initiatives.

We provide the following recurring benefits to some or all of our named executive officers:

•

Automobile lease or allowance – We provide a designated leased vehicle or monthly allowance to executive officers. We believe this is competitive with benefits provided to executives at comparable companies.

•

Personal use of the corporate aircraft when not needed for business purposes – The Company monitors the personal use of corporate aircraft and believes this use is reasonable, enables executive officers to devote maximum time and attention to our business, and enhances their availability and security while away from our offices. Executives pay all personal income taxes that are attributable to their personal use of the aircraft.

•

Complimentary product allowance – We provide a product allowance to executive officers as well as directors and certain other employees and believe that the product allowances enhance product knowledge and appreciation. The current annual allowance is $10,000 for our Chairman of the Board and our President and Chief Executive Officer and $5,000 for our other executive officers.

•

Matching contribution program whereby certain employees, including the executive officers, can direct a portion of our charitable contributions (not in excess of $5,000) in connection with their respective voluntary contributions to the Constellation Brands, Inc. Political Action Committee – As we make these donations directly to the charity in our name in an amount equal to the donations made by the executives to the political action committee, this benefit does not represent compensation to named executive officers and is not reflected in the Summary Compensation Table. We believe, however, that charitable contributions are a worthy and important corporate activity, and we believe this program helps promote this charitable spirit in our officer ranks and furthers our connection with the communities in which we operate.

•	Expanded annual physical health review on a voluntary basis – We believe we benefit from offering an annual comprehensive health physical by encouraging our executive officers to protect their health.
•	Club membership for Mr. Berk – We believe this benefit is competitive with benefits offered to similarly situated executives at comparable companies.

In addition, we may provide additional benefits to our named executive officers in special circumstances, such as the payment of cost of living adjustments, tax preparation fees and tax equalization costs in the event of an expatriate assignment or relocation benefits in the event of a new hire or transfer. Except as noted above, the recurring and additional benefits we provided to our named executive officers during fiscal 2008 and, where applicable, fiscal 2007 are quantified in the Summary Compensation Table.

Accounting Considerations

Accounting for Stock-Based Compensation

Effective March 1, 2006, we adopted Statement of Financial Accounting Standards No. 123(R) requiring that we recognize in our financial statements the cost resulting from all share-based payment transactions such as stock options. As with any significant change in accounting requirements, we and our Board have considered and continue to monitor the impact of this standard. At this time, we continue to believe that equity-based executive compensation, including stock options, serves an important role in our executive compensation program design, and we have not significantly altered our compensation philosophy or award mix in light of this accounting standard.

Tax Deductibility of Compensation

Section 162(m) of the Code provides that certain compensation in excess of $1 million per year paid to certain named executive officers of a company who are employed at year-end may not be deductible by the company unless the compensation qualifies as performance-based compensation. The Committee recognizes the benefits of structuring executive compensation so that, where possible, Section 162(m) does not limit our tax deductions for compensation, and our Long-Term Stock Incentive Plan and Annual Management Incentive Plan have been designed so that the Committee may award performance-based compensation that is not subject to the limits imposed by Section 162(m). Under certain circumstances, such as the payment of cash bonus awards outside of the Annual Management Incentive Plan during fiscal 2007 and 2008 and the granting of restricted stock to executive officers in fiscal 2009, the Committee may decide to award executive compensation in an amount and form that is not deductible under Section 162(m).

Compensation Committee Report

We, the Human Resources Committee of the Board (which committee functions as the compensation committee of the Board), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference to this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended February 29, 2008.

Human Resources Committee:

Thomas C. McDermott (Chair)

Jeananne K. Hauswald

Peter M. Perez

Peter H. Soderberg

Compensation Tables and Related Information

The following table sets forth the compensation paid or accrued by the Company for the fiscal year ended February 29, 2008 (“fiscal 2008”) and, where applicable, for the fiscal year ended February 28, 2007 (“fiscal 2007”) for services rendered in all capacities by the two individuals who served as Chief Executive Officer, the two individuals who served as Chief Financial Officer, and the three other most highly compensated executive officers during fiscal 2008 (the “named executive officers”).

Summary Compensation Table for Fiscal 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard Sands, Chairman of the Board (2)	2008	1,080,320	669,798	—	1,464,501(3)	923,025	—	390,701(4)	4,528,345
	2007	1,040,000	436,348	—	556,742(5)	—	—	339,984(6)	2,373,074
Robert Sands,
President and Chief Executive Officer (7)	2008	978,070	606,403	—	1,347,080(3)	835,663	—	205,549(4)	3,972,765
	2007	852,800	357,805	—	473,746(5)	—	—	288,875(6)	1,973,226
Alexander L. Berk,
Chief Executive Officer, Constellation Beers	2008	632,485	360,516	—	798,771(3)	211,629	—	64,701(4)	2,068,102
and Spirits (8)	2007	608,159	29,800	—	193,665(5)	548,316	—	65,883(6)	1,445,823
Robert Ryder, Executive Vice President and Chief Financial Officer (9)	2008	390,346	183,600	—	266,056(3)	254,184	—	836,573(4)	1,930,759
Jose F. Fernandez, Chief Executive Officer, Constellation Wines North America (10)	2008	593,115	53,380	—	462,890(3)	599,521	—	103,393(4)	1,812,299
Jon Moramarco, Chief Executive Officer, Constellation International (11)	2008	518,911	46,702	—	467,630(3)	400,288	—	244,593(4)	1,678,124
Thomas S. Summer,
Former Executive Vice President and Chief	2008	506,581	88,800	—	750,733(3)	—	—	54,048(4)	1,400,162
Financial Officer (12)	2007	487,675	119,175	—	247,228(5)	—	—	40,157(6)	894,235

(1)	These amounts represent payments made in April 2008 for fiscal 2008 and April 2007 for fiscal 2007 under the Company’s Annual Management Incentive Plan.

(2)	For all of fiscal 2007 and from March 1, 2007 until July 26, 2007, Richard Sands served as Chairman of the Board and Chief Executive Officer. During the remainder of fiscal 2008, Richard Sands served as Chairman of the Board.

(3)	These amounts represent the dollar amount recognized for financial statement reporting purposes for fiscal 2008 for the fair value of all stock options granted in and prior to fiscal 2008 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123(R)”) using the Black-Scholes option-pricing model with the assumptions described in Note 14 of the Company’s financial statements included in the Annual Report on Form 10-K for the year ended February 29, 2008. The Company did not include any impact of estimated forfeitures related to service-based vesting terms in its calculations for these individuals. See the Grants of Plan-Based Awards in Fiscal 2008 Table for information on awards made during fiscal 2008. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(4)	The amounts set forth in this column for fiscal 2008 include (i) Company matching contributions under the 401(k) and Profit Sharing Plan earned in fiscal 2008, (ii) Company 3% annual contributions and supplemental profit sharing contributions under the 401(k) and Profit Sharing Plan earned in fiscal 2008, (iii) Company contributions under the 2005 Supplemental Executive Retirement Program made during fiscal 2008 based upon fiscal 2007 performance, and (iv) perquisites and other personal benefits for fiscal 2008, as set forth below:

Name	401(k) and Profit Sharing Plan Matching Contributions ($)	401(k) and Profit Sharing Plan 3% Annual and Supplemental Profit Sharing Contributions ($)	2005 Supplemental Executive Retirement Plan Contributions ($)	Perquisites and Other Personal Benefits ($)	Tax Gross-Ups ($)	Total “All Other Compensation” ($)
Richard Sands	6,942	15,750	57,325	310,684	—	390,701
Robert Sands	7,660	15,750	44,234	137,905	—	205,549
Alexander L. Berk	6,717	15,750	27,812	14,422	—	64,701
Robert Ryder	9,104	6,750	—	471,019	349,700	836,573
Jose F. Fernandez	7,442	15,750	19,931	58,968	1,302	103,393
Jon Moramarco	7,045	15,750	17,609	165,841	38,348	244,593
Thomas S. Summer	6,840	15,750	18,650	12,808	—	54,048

Perquisites and Other Personal Benefits provided to the named executive officers in fiscal 2008 include automobile allowances, personal use of automobiles leased by the Company, parking expense and automobile insurance reimbursements, personal use of corporate aircraft, complimentary product allowances, a club membership, cost of living adjustments paid to executives for living in certain locations, and reimbursed expatriate expenses.

The amount of these benefits provided to Richard Sands included $296,256 for the personal use of corporate aircraft, $9,600 for his automobile allowance, and $4,828 for his product allowance. The amount of these benefits provided to Robert Sands included $123,002 for the personal use of corporate aircraft, $9,600 for his automobile allowance, and $5,303 for his product allowance. The amount of benefits to Mr. Berk consisted of $5,517 for parking and automobile insurance, $4,080 for a club membership, and $4,825 for his product allowance. The amount of these benefits provided to Mr. Ryder included $4,771 for his product allowance, $7,348 for his automobile allowance, and $458,900 for relocation expenses (which includes a reimbursement of $324,269 for the loss he sustained on the sale of his house). Mr. Ryder also received a $349,700 tax gross-up related to his relocation. The amount of these benefits provided to Mr. Fernandez included $36,000 for a cost of living adjustment, $19,991 for leased automobiles, $1,212 for his product allowance, and $1,765 for relocation expenses. Mr. Fernandez also received $1,302 for a tax gross-up related to his relocation. The amount of these benefits provided to Mr. Moramarco consisted of $11,414 for a leased automobile, $2,096 for his product allowance, $17,884 for cost of living adjustments, and $134,447 in other expatriate expenses. Mr. Moramarco also received $38,348 for tax gross-ups related to his expatriate services. The amount of these benefits provided to Mr. Summer included $3,208 for his product allowance and $9,600 for his automobile allowance.

Values noted above for the personal use of corporate aircraft and leased automobiles represent the aggregate incremental cost to the Company for such use. The aggregate incremental cost of personal use of the corporate aircraft includes (i) the cost of fuel (using aircraft-specific average consumption rates per hour and aircraft-specific average fuel costs), (ii) ordinary aircraft maintenance (using aircraft-specific average maintenance costs per hour) and (iii) specific trip-related expenses including crew hotel and meals, on-board catering, trip-related landing fees, hangar and parking costs, and similar costs. Since Company aircraft are used primarily for business travel, the methodology excludes fixed, capital and similar costs. In instances where family members or guests fly on Company aircraft as additional passengers on business flights with an executive, the aggregate incremental cost to the Company is de minimis in amount, and no amount is reflected in the table for these additional passengers. Values noted above for the personal use of leased automobiles includes the rental payments paid by the Company during fiscal 2008 for each automobile as well as the Company’s fleet average cost of insurance per vehicle, maintenance and, for Mr. Moramarco, gas used for non-business miles.

(5)

These amounts represent the dollar amount recognized for financial statement reporting purposes for fiscal 2007 for the fair value of all stock options granted in and (except for Mr. Berk) prior to fiscal 2007 in accordance with SFAS 123(R) using the Black-Scholes option-pricing model with the assumptions described in Note 15 of the Company’s financial statements included in the Annual Report on Form 10-K for the year ended February 28, 2007, except that the amounts shown exclude the impact of estimated forfeitures related to service-based vesting terms. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(6)	The amounts set forth in this column for fiscal 2007 include (i) Company matching contributions under the 401(k) and Profit Sharing Plan earned in fiscal 2007, (ii) Company 3% annual contributions and supplemental profit sharing contributions under the 401(k) and Profit Sharing Plan earned in fiscal 2007, (iii) Company contributions under the 2005 Supplemental Executive Retirement Program made during fiscal 2007 based upon fiscal 2006 performance, and (iv) perquisites and other personal benefits for fiscal 2007, as set forth below:

Name	401(k) and Profit Sharing Plan Matching Contributions ($)	401(k) and Profit Sharing Plan 3% Annual and Supplemental Profit Sharing Contributions ($)	2005 Supplemental Executive Retirement Plan Contributions ($)	Perquisites and Other Personal Benefits ($)	Total “All Other Compensation” ($)
Richard Sands	6,785	15,579	60,677	256,943	339,984
Robert Sands	6,705	15,579	46,805	219,786	288,875
Alexander L. Berk	6,717	15,961	30,056	13,149	65,883
Thomas S. Summer	6,814	15,579	17,764	—	40,157

(7)	For all of fiscal 2007 and from March 1, 2007 until July 26, 2007, Robert Sands served as President and Chief Operating Officer. During the remainder of fiscal 2008, Robert Sands served as President and Chief Executive Officer.

(8)	Mr. Berk is employed by Barton Incorporated, a wholly-owned subsidiary of the Company. Mr. Berk is also President and Chief Executive Officer of Barton Incorporated.

(9)	Mr. Ryder assumed the position of Executive Vice President and Chief Financial Officer of the Company in May 2007.

(10)	The Board designated Mr. Fernandez as an executive officer of the Company in July 2007. Mr. Fernandez is also President and Chief Executive of Constellation Wines U.S., Inc., a wholly-owned subsidiary of the Company.

(11)	The Board designated Mr. Moramarco as an executive officer of the Company in July 2007.

(12)	Mr. Summer retired from the position of Executive Vice President and Chief Financial Officer of the Company in May 2007 which was during fiscal 2008. The amount included in the Bonus column for fiscal 2008 represents a lump sum payment pursuant to a letter agreement with the Company concerning his retirement. See the “Employment Agreements and Potential Payments Upon Termination or Change-in-Control” section below for a description of Mr. Summer’s severance benefits.

Grants of Plan-Based Awards in Fiscal 2008

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)
Richard Sands	N/A	324,096	1,296,384	2,592,768
	4/3/07				315,343(5)	20.79	2,713,224
	4/3/07				48,750(6)	20.79	419,447
	4/18/07				16,250(7)	22.27	149,820
	7/26/07				70,483(8)	22.08	644,265
	1/2/08				30,000(9)	23.48	269,742
Robert Sands	N/A	293,421	1,173,684	2,347,368
	4/3/07				315,343(5)	20.79	2,713,224
	4/3/07				48,750(6)	20.79	419,447
	4/18/07				16,250(7)	22.27	149,820
	7/26/07				4,384(8)	22.08	40,073
	1/2/08				30,000(9)	23.48	269,742
Alexander L. Berk	N/A	110,685	442,739	885,479
	4/3/07				159,800(5)	20.79	1,374,926
	4/3/07				48,750(6)	20.79	419,447
	1/2/08				30,000(9)	23.48	269,742
Robert Ryder	N/A	89,250	357,000	714,000
	6/27/07				150,000(10)	24.13	1,528,901
	1/2/08				30,000(9)	23.48	269,742
Jose F. Fernandez	N/A	103,795	415,181	830,362
	4/3/07				131,400(5)	20.79	1,013,683
	1/2/08				30,000(9)	23.48	269,742
Jon Moramarco	N/A	90,809	363,238	726,476
	4/3/07				131,400(5)	20.79	1,013,682
	4/18/07				30,000(7)	22.27	247,694
	1/2/08				30,000(9)	23.48	269,742
Thomas S. Summer	4/3/07				128,100(5)	20.79	381,522
	4/3/07				48,750(6)	20.79	145,193
	4/18/07				16,250(7)	22.27	50,396

(1)	These columns show the potential payouts for fiscal 2008 under the Company’s Annual Management Incentive Plan if threshold, target or maximum performance, respectively, was achieved for all applicable performance criteria established under the plan for that year. The method for determining payouts is described under the heading “Annual Management Incentive Plan” in the Compensation Discussion and Analysis. The actual payouts under the plan for each named executive officer, if any, are set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. For all named executive officers other than Mr. Ryder, these amounts are based on their actual earnings in fiscal 2008. Pursuant to Mr. Ryder’s employment letter, his amounts are based on his annualized salary of $510,000 rather than his actual earnings for fiscal 2008 of $390,346. Pursuant to his letter agreement with the Company described in the “Employment Agreements and Potential Payments Upon Termination or Change-in-Control” section below, Mr. Summer was not eligible to participate in the Annual Management Incentive Plan in fiscal 2008.

(2)	These options vest and become exercisable ratably in four equal annual installments beginning one year after the grant date. Further information concerning these awards can be found under the heading “Long-Term Incentive Awards” and subheading “Executive Officer Awards” thereunder in the Compensation Discussion and Analysis.

(3)	Regardless of whether the options relate to Class A Stock or Class 1 Stock (for which there is no public trading market), the exercise price is the closing price of a share of Class A Stock as of the date of grant.

(4)	These amounts represent the full grant date fair value of these stock options granted in fiscal 2008. This represents the aggregate amount that the Company expects to expense for such option grants in accordance with SFAS 123(R) over the options’ vesting schedules. A discussion of the assumptions used in calculating these values may be found in Note 14 of the Company’s financial statements in the Annual Report on Form 10-K for the year ended February 29, 2008. These amounts reflect the Company’s aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(5)	This represents the number of options to purchase shares of Class A Stock granted to the executive as part of the annual grant of options by the Human Resources Committee under the Company’s Long-Term Stock Incentive Plan.

(6)	This represents the number of options to purchase shares of Class A Stock granted to the executive as part of a special grant of options by the Human Resources Committee under the Company’s Long-Term Stock Incentive Plan in recognition of corporate transactions.

(7)	This represents the number of options to purchase shares of Class A Stock granted to the executive on April 18, 2007 as part of a special grant of options by the Human Resources Committee under the Company’s Long-Term Stock Incentive Plan in recognition of corporate transactions. On December 27, 2007, these options were amended so that they related to Class 1 Stock instead of Class A Stock, but all other terms of the original grants, including the exercise price and vesting schedule, remained unchanged.

(8)	This represents the number of options to purchase shares of Class A Stock granted by the Human Resources Committee to Richard Sands and Robert Sands on July 26, 2007 as special grants of options under the Company’s Long-Term Stock Incentive Plan. On December 27, 2007, these options were amended so that they related to Class 1 Stock instead of Class A Stock, but all other terms of the original grants, including the exercise price and vesting schedule, remained unchanged.

(9)	This represents the number of options to purchase shares of Class 1 Stock granted to the executive on January 2, 2008 as part of a special grant of options by the Human Resources Committee under the Company’s Long-Term Stock Incentive Plan in recognition of a corporate transaction.

(10)	This represents the number of options to purchase shares of Class A Stock granted to Mr. Ryder as a new hire on June 27, 2007. On December 27, 2007, these options were amended so that they related to Class 1 Stock instead of Class A Stock, but all other terms of the original grants, including the exercise price and vesting schedule, remained unchanged.

Outstanding Equity Awards at February 29, 2008

None of the named executive officers had any stock awards outstanding as of February 29, 2008. The following table presents information concerning outstanding stock option awards to each of the named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date (2)
Richard Sands	132,800				$6.4532	4/26/2008
	122,400				$6.5000	4/14/2009
	8,800				$7.1641	9/20/2009
	176,800				$6.4375	4/5/2010
	126,400				$8.8713	4/10/2011
	200,000				$10.2500	9/26/2011
	152,200				$11.7950	4/2/2013
	60,000				$11.7500	4/3/2013
	242,800				$16.6300	4/6/2014
	40,000				$23.0200	12/23/2014
	156,200				$27.2350	4/7/2015
	50,250	(3)	150,750	(3)	$25.8800	4/5/2016
	7,500	(3)	22,500	(3)	$25.8800	4/5/2016
			315,343	(4)	$20.7900	4/3/2017
			48,750	(4)	$20.7900	4/3/2017
			16,250	(5)	$22.2700	4/18/2017
			70,483	(6)	$22.0800	7/26/2017
			30,000	(7)	$23.4800	1/2/2018
Robert Sands	128,800				$6.4532	4/26/2008
	128,000				$6.5000	4/14/2009
	156,800				$6.4375	4/5/2010
	112,000				$8.8713	4/10/2011
	160,000				$10.2500	9/26/2011
	107,600				$11.7950	4/2/2013
	60,000				$11.7500	4/3/2013
	191,800				$16.6300	4/6/2014
	40,000				$23.0200	12/23/2014
	128,000				$27.2350	4/7/2015
	7,500	(3)	22,500	(3)	$25.8800	4/5/2016
	41,200	(3)	123,600	(3)	$25.8800	4/5/2016
			48,750	(4)	$20.7900	4/3/2017
			315,343	(4)	$20.7900	4/3/2017
			16,250	(5)	$22.2700	4/18/2017
			4,384	(6)	$22.0800	7/26/2017
			30,000	(7)	$23.4800	1/2/2018

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date (2)
Alexander L. Berk	88,000				$8.8713	4/10/2011
	80,000				$10.2500	9/26/2011
	81,000				$11.7950	4/2/2013
	84,600				$16.6300	4/6/2014
	53,800				$27.2350	4/7/2015
	20,575	(3)	61,725	(3)	$25.8800	4/5/2016
			159,800	(4)	$20.7900	4/3/2017
			48,750	(4)	$20.7900	4/3/2017
			30,000	(7)	$23.4800	1/2/2018
Robert Ryder			150,000	(8)	$24.1300	6/27/2017
			30,000	(7)	$23.4800	1/2/2018
Jose F. Fernandez	50,600				$16.6300	4/6/2014
	30,000				$23.0200	12/23/2014
	34,400				$27.2350	4/7/2015
	5,000	(3)	15,000	(3)	$25.8800	4/5/2016
	16,925	(3)	50,775	(3)	$25.8800	4/5/2016
			131,400	(4)	$20.7900	4/3/2017
			30,000	(7)	$23.4800	1/2/2018
Jon Moramarco	140,000				$7.4454	11/9/2009
	63,200				$8.8713	4/10/2011
	80,000				$10.2500	9/26/2011
	46,400				$11.7950	4/2/2013
	60,000				$11,7500	4/3/2013
	54,000				$16.6300	4/6/2014
	30,000				$23.0200	12/23/2014
	34,400				$27.2350	4/7/2015
	50,000				$26.1500	1/13/2016
	11,725	(3)	35,175	(3)	$25.8800	4/5/2016
	5,000	(3)	15,000	(3)	$25.8800	4/5/2016
			131,400	(4)	$20.7900	4/3/2017
			30,000	(5)	$22.2700	4/18/2017
			30,000	(7)	$23.4800	1/2/2018
Thomas S. Summer	63,000				$11.7950	4/2/2013	(9)
	60,000				$11.7500	4/3/2013	(9)
	63,800				$16.6300	4/6/2014	(9)
	40,000				$23.0200	12/23/2014	(9)
	40,600				$27.2350	4/7/2015	(9)
	16,500	(3)	49,500	(3)(9)	$25.8800	4/5/2016	(9)
	7,500	(3)	22,500	(3)(9)	$25.8800	4/5/2016	(9)
			48,750	(4)(9)	$20.7900	4/3/2017	(9)
			128,100	(4)(9)	$20.7900	4/3/2017	(9)
			16,250	(5)(9)	$22.2700	4/18/2017	(9)

(1)	The exercise price of an option, whether it relates to Class A Stock or Class 1 Stock, is the closing price for a share of Class A Stock on the grant date. Since October 12, 1999, Class A Stock has traded on the New York Stock Exchange. Between May 1992 and October 12, 1999, Class A Stock traded on the Nasdaq Stock Market.

(2)	All options set forth in the table were granted with ten-year terms. See footnote 9 for additional information concerning options held by Mr. Summer.

(3)	The vesting schedule for these grants is 25% per year at each of the first four anniversaries of April 5, 2006. See footnote 9 for additional information concerning options held by Mr. Summer.

(4)	The vesting schedule for these grants is 25% per year at each of the first four anniversaries of April 3, 2007.

(5)	The vesting schedule for these grants is 25% per year at each of the first four anniversaries of April 18, 2007.

(6)	The vesting schedule for these grants is 25% per year at each of the first four anniversaries of July 26, 2007.

(7)	The vesting schedule for these grants is 25% per year at each of the first four anniversaries of January 2, 2008.

(8)	The vesting schedule for these grants is 25% per year at each of the first four anniversaries of June 27, 2007.

(9)	Pursuant to his letter agreement with the Company described in the “Employment Agreements and Potential Payments Upon Termination or Change-in-Control” section below, any unvested options held by Mr. Summer became fully vested on his termination date of May 14, 2008. Pursuant to the terms of each of his option grants, any vested but unexercised options held by Mr. Summer will expire after 30 days following his termination date.

Option Exercises and Stock Vested in Fiscal 2008

None of the named executive officers had any stock awards vest in fiscal 2008. The following table presents information concerning stock option exercises by each of the named executive officers in fiscal 2008.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Richard Sands	137,600	2,593,072
Robert Sands	133,600	2,517,692
Alexander L. Berk	129,600	2,272,166
Robert Ryder	—	—
Jose F. Fernandez	—	—
Jon Moramarco	72,240	1,152,615
Thomas S. Summer	—	—

(1)	These amounts reflect the difference between the exercise price of the option and the market price of a share of Class A Stock at the time of exercise for all option exercises by a named executive officer in fiscal 2008.

Retirement Benefits

The Company maintains a defined contribution plan qualified under Section 401(a) of the Code, the Constellation Brands, Inc. 401(k) and Profit Sharing Plan, to make available tax-favored retirement savings to all eligible U.S. employees, including the named executive officers. Additional detail regarding this plan is included in the Compensation Discussion and Analysis under the heading “Savings Plans and Health and Welfare Benefits.”

Participants may choose to direct the investment of their accounts under the plan from an array of third-party managed investment options as selected by plan fiduciaries from time to time. All participants are 100% vested in their contributions, the 3% annual contributions and any earnings on these contributions. The Company’s matching contributions and supplemental profit sharing contributions, together with the earnings on those amounts, vest at the rate of 20% a year commencing on the first anniversary of the participant’s date of hire.

Based on its analysis of fiscal 2008 Company performance, the Human Resources Committee recommended and the Board awarded supplemental profit sharing contributions for fiscal 2008. In particular, the Company awarded a 4% supplemental profit sharing contribution to eligible participants, including all of the named executive officers except for Robert Ryder. See footnotes 4 and 6 to the Summary Compensation Table for additional information about Company contributions to the accounts of the named executive officers.

Nonqualified Deferred Compensation

In addition to the Company’s 401(k) and Profit Sharing Plan, certain U.S. employees, including each of the named executive officers, also are eligible to participate in the Company’s 2005 Supplemental Executive Retirement Plan, which is a non-qualified retirement savings plan. The 2005 Supplemental Executive Retirement Plan and its predecessor plan, the Supplemental Executive Retirement Plan (in which each named executive officer other than Robert Ryder currently has a balance but to which no further contributions will be made), are designed to provide participants with the benefit of the Company’s 3% annual contributions and supplemental profit sharing contributions that could not be made to the 401(k) and Profit Sharing Plan due to limitations prescribed by the IRS. The 2005 Supplemental Executive Retirement Plan is also designed to satisfy Section 409A of the Code.

Once a year, participants may choose to direct the investment of their accounts under the plans from an array of third-party managed investment options that is similar to those offered under the Company’s 401(k) and Profit Sharing Plan as selected by the plan fiduciaries from time to time. Contributions to the 2005 Supplemental Executive Retirement Plan currently vest consistently with the vesting of the Company’s matching contributions and supplemental profit sharing contributions under the 401(k) and Profit Sharing Plan.

For each of fiscal 2007 and fiscal 2008, the Company contributed to the 2005 Supplemental Executive Retirement Plan on behalf of each participant, including the eligible named executive officers, a sum equal to the amount of the 3% annual contribution and supplemental profit sharing contribution that he would have otherwise received on the portion of his salary that exceeded the applicable IRS limits. The Company pays these amounts shortly after approval by the Human Resources Committee at its April meeting. See footnotes 4 and 6 to the Summary Compensation Table for information about Company contributions to the accounts of named executive officers during fiscal 2008 and, where applicable, fiscal 2007, and see the table below for additional information.

Named executive officers do not make contributions under the 2005 Supplemental Executive Retirement Plan, and there were no withdrawals by or distributions to any named executive officer during fiscal 2008 under that plan or its predecessor plan.

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
Richard Sands	57,325	(27,867)	533,028
Robert Sands	44,234	921	437,274
Alexander L. Berk	27,812	(43,460)	401,850
Robert Ryder	—	—	—
Jose F. Fernandez	19,931	(6,984)	164,309
Jon Moramarco	17,609	6,417	125,512
Thomas S. Summer	18,650	29,618	185,704

(1)	Reflects Company contributions credited to the account of each named executive officer in fiscal 2008 for fiscal 2007 under the 2005 Supplemental Employee Retirement Plan.

(2)	These amounts represent the earnings during fiscal 2008 on the accounts held for each named executive officer under either the 2005 Supplemental Employee Retirement Plan or the Company’s predecessor plan.

(3)	These amounts represent the fiscal 2008 year end balance of the accounts held for each named executive officer under either the 2005 Supplemental Employee Retirement Plan or the Company’s predecessor plan.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Employment Agreements

After the conclusion of fiscal 2008, the Company entered into new employment agreements with each of its named executive officers (except for Mr. Summer). These new employment agreements are described under the heading “Severance Benefits” in the Compensation Discussion and Analysis. As of February 29, 2008, neither Richard Sands nor Robert Sands had an employment agreement or similar arrangement. The other five named executive officers had employment arrangements in effect during fiscal 2008 as summarized below:

Alexander L. Berk

Mr. Berk and Barton Incorporated (“Barton”), a wholly-owned subsidiary of the Company, were parties to an employment agreement that provided for Mr. Berk’s compensation and set forth the terms and conditions of his employment with Barton. The term of the agreement automatically extended for one-year periods expiring on the last day of February unless either Mr. Berk or Barton notified the other that such party did not wish to extend it. The agreement would have terminated prior to the expiration of the then current term (i) upon Mr. Berk’s death or retirement, (ii) at Barton’s election, for cause or upon Mr. Berk’s complete disability, or (iii) at Mr. Berk’s election for good reason (all as set forth in the agreement). If Barton had decided not to extend the term of the agreement, or if the agreement had terminated by reason of Mr. Berk’s death, complete disability, or retirement, or at Mr. Berk’s election for good reason, Barton would have been obligated to pay to Mr. Berk a post-termination benefit equal to 100% of his then current base salary plus the amount paid to him under what is now the Annual Management Incentive Plan for the immediately preceding fiscal year. If Mr. Berk had decided not to extend the term of the agreement, then Barton would have been obligated to pay to Mr. Berk a post-termination benefit equal to one-half of the foregoing amount.

If Mr. Berk had elected to terminate his employment for good reason, or Barton had elected to terminate Mr. Berk’s employment for reasons other than death, complete disability or cause, then Mr. Berk would have been entitled to be paid (i) a supplementary post-termination benefit equal to what he otherwise would have been entitled to receive as his share under what is now the 401(k) and Profit Sharing Plan for the fiscal year in which such termination occurred if the plan was in existence and he would not have been paid such amount under the terms of the plan itself and (ii) a prorated portion of his then current base salary based on the time then remaining under the term of the agreement.

Post-termination benefits would have been payable to Mr. Berk in a lump sum as soon as practicable after his employment terminated, except that any supplementary post-termination benefit relating to the 401(k) and Profit Sharing Plan would have been payable promptly after the Company made its profit-sharing contributions under the plan for that fiscal year.

The agreement required Mr. Berk to keep certain company information confidential during and after his employment with Barton Incorporated.

Robert Ryder

Pursuant to the employment letter Mr. Ryder executed with the Company in connection with his appointment as Executive Vice President and Chief Financial Officer in May 2007, in the event the Company terminated Mr. Ryder without cause, he would have received one year of base compensation and bonus at target, provided that he had entered into the Company’s standard form of severance agreement. The agreement also provided for his starting annual base salary of $510,000 and, subject to the later approval of the Human Resources Committee, his initial stock option grant for 150,000 shares. Finally, pursuant to the agreement, the Company paid for Mr. Ryder’s relocation costs as set forth in footnote 4 to the Summary Compensation Table.

Jose F. Fernandez

On February 21, 2008, the Company entered into a letter agreement with Mr. Fernandez to confirm the terms and conditions of Mr. Fernandez’s employment with the Company and comply with the requirements of Section 409A of the Code. The agreement provided that if the Company terminated Mr. Fernandez for any reason other than cause, he would be paid the sum of one year’s salary and a pro rata portion of his bonus at target, provided that he had entered into the Company’s standard form of severance agreement. The agreement also provided for his then current annual base salary of $650,000 and for a $3,000 monthly allowance to assist in defraying the costs of maintaining households in both California and New York as set forth in footnote 4 to the Summary Compensation Table.

Jon Moramarco

On February 21, 2008, the Company entered into a letter agreement with Mr. Moramarco to confirm the terms and conditions of Mr. Moramarco’s employment with the Company and comply with the requirements of Section 409A of the Code. The agreement provided that if the Company terminated Mr. Moramarco without cause, he would have received eighteen (18) months of base compensation, provided that he had entered into the Company’s standard form of severance agreement. The agreement also provided for payments related to Mr. Moramarco’s prior expatriate assignment in the United Kingdom as set forth in footnote 4 to the Summary Compensation Table.

Thomas S. Summer

On October 24, 2006, the Company entered into a letter agreement with Mr. Summer regarding his retirement. Pursuant to that letter agreement, which superseded Mr. Summer’s employment letter dated March 10, 1997, Mr. Summer agreed to continue to perform on a full time basis his duties as Executive Vice President and Chief Financial Officer until May 15, 2007 (the “Transition Date”) or the earlier appointment by the Company of a new Chief Financial Officer. Mr. Summer also agreed to assist with identifying a successor to his position. The agreement provided that, from the date of the letter agreement until the Transition Date, Mr. Summer would continue to receive his current compensation and benefits in accordance with the Company’s benefit plans. Mr. Summer retired from his position as Executive Vice President and Chief Financial Officer on May 15, 2007. Robert P. Ryder assumed this position on the same day.

Pursuant to the agreement, Mr. Summer continued as an employee of the Company from the Transition Date through May 14, 2008 (the “Separation Date”) providing transitional assistance in person or by telephone or other electronic means as reasonably requested by the Chief Executive Officer of the Company. During the period between the Transition Date and the Separation Date (the “Transition Period”), Mr. Summer received the base compensation that he was receiving on the Transition Date and received retirement and welfare benefits that are generally provided to employees consistent with the terms of such plans. He was not entitled to bonuses, stock options or other incentive compensation during the Transition Period or for the fiscal years ending after the Transition Date, except that he had the right to and did participate in the annual option grants awarded in April 2007 and was paid a lump sum amount of $88,800 on the Transition Date. Mr. Summer agreed not to compete with the Company through the Separation Date.

After the Separation Date, Mr. Summer was not entitled to receive compensation, severance or other benefits, except as follows: He was entitled to receive his vested benefits under the Company’s retirement and long-term incentive plans, reimbursement for business expenses properly incurred before the Separation Date and any other rights as provided by law. Pursuant to the agreement, all outstanding, unvested options immediately vested on the Separation Date, and he has thirty (30) days from the Separation Date to exercise his vested stock options.

Termination or Change-in-Control

The information below describes and quantifies certain compensation that would have become payable under agreements, plans and arrangements if a named executive officer’s employment had terminated on February 29, 2008, based on the terms and conditions of the Company’s plans and arrangements, that named executive officer’s compensation, and the closing price of a share of Class A Stock, all as of that date. These benefits are in addition to the benefits generally available to salaried employees in the U.S., such as the Company’s 401(k) and Profit Sharing Plan, 1989 Employee Stock Purchase Plan, life insurance program, medical, dental and vision benefits, and disability benefits. See the Compensation Discussion and Analysis for a description of employment agreements executed with the named executive officers (other than Mr. Summer) after February 29, 2008.

Many factors can affect the nature and amount of the compensation and benefits that a named executive officer may receive upon a termination of employment. Factors that could affect these amounts include the timing during the year of any such event, whether and when a named executive officer decides to exercise stock options and the Company’s stock price on that date, that named executive officer’s age and years of service, and the exercise of discretion by the Board or Human Resources Committee regarding the payment of compensation and benefits.

Severance Pay. The severance benefits contained in the employment arrangements for Messrs. Berk, Ryder, Fernandez, Moramarco and Summer in existence on February 29, 2008 are described above under “Employment Agreements.” Neither Richard Sands nor Robert Sands had an employment, severance or change-in-control agreement with the Company as of that date, and any severance benefits payable to them in the event of a termination as of February 29, 2008 would have been determined by the Human Resources Committee in its discretion. The following chart provides the severance payments named executive officers would have received under their employment arrangements in the event of certain termination events as of February 29, 2008:

Name	Death, Disability or Retirement	Voluntary Termination For Good Reason	Involuntary Termination Without Cause	Involuntary Termination With Cause
Richard Sands	—	—	—	—
Robert Sands	—	—	—	—
Alexander L. Berk	$1,180,801(1)	$1,813,286(2)	$ 632,485(3)	—
Robert Ryder	—	—	$ 867,000(4)	—
Jose F. Fernandez	—	—	$1,008,296(5)	—
Jon Moramarco	—	—	$ 778,367(6)	—
Thomas S. Summer	—	—	$ 105,538(7)	—

(1)	Based on Mr. Berk’s fiscal 2008 salary and his payment under the Annual Management Incentive Plan for fiscal 2007.

(2)	Based on the amount described in footnote 1 above plus a supplemental post-termination benefit of one year of base salary. Alternatively, if Mr. Berk did not have a “good reason” for terminating his employment agreement but had nonetheless provided the Company with 180 days advance notice of his desire to have the then existing term under the agreement expire on February 29, 2008, Mr. Berk would have been entitled to a severance payment equal to half the amount described in footnote 1 above.

(3)	Based on one year of Mr. Berk’s base salary.

(4)	Based on Mr. Ryder’s annualized fiscal 2008 salary and 70% bonus target under the Annual Management Incentive Plan.

(5)	Based on Mr. Fernandez’s fiscal 2008 salary and 70% bonus target under the Annual Management Incentive Plan.

(6)	Based on eighteen months of Mr. Moramarco’s fiscal 2008 salary.

(7)	Based on Mr. Summer’s fiscal 2008 salary for the two and one-half months remaining, as of February 29, 2008, on the term of Mr. Summer’s employment letter dated October 24, 2006.

Equity Awards. The unvested equity grants to each of the named executive officers are described above under the heading “Outstanding Equity Awards at February 29, 2008.” The Company made each of these grants pursuant to the Long-Term Stock Incentive Plan. Pursuant to that plan, no accelerated vesting would have occurred in the event of a termination as of February 29, 2008 in the event of a voluntary termination by a named executive officer, or an involuntary termination by the Company, whether with or without cause. In each of these instances, a participant, including any named executive officer, would have either 30 days from termination for grants made prior to July 26, 2007 or 90 days from termination for grants made on or after July 26, 2007 to exercise vested awards (or, if earlier, until the option’s expiration date). However, in the event of death, disability or retirement (which requires a participant to be at least 60 years of age and have 10 years of service), the unvested options of a plan participant, including any named executive officer, would then vest and remain exercisable for one year from such event (or, if earlier, until the option’s expiration date). Generally, unvested options will also vest under the plan in the event of a change-in-control. As of February 29, 2008, none of the named executive officers had unvested options that were in-the-money.

Annual Management Incentive Plan Payments. The Company’s Annual Management Incentive Plan is described above under the heading “Annual Management Incentive Plan” in the Compensation Discussion and Analysis. The plan provides that, in the event of death, disability, retirement (which requires a participant to be at least 60 years of age and have 10 years of service) or involuntary termination without cause, the Company will provide to the participant a ratable portion of any payment approved for that fiscal year based on the performance and bonus targets established under the plan. In the event of a change-in-control, the performance period would end on the date of the change-in-control and performance targets would be adjusted to reflect the early termination of the performance period. Since February 29, 2008 was the end of the Company’s fiscal year, a named executive officer whose employment with the Company terminated as of that date for any reason would have received the appropriate annual payment for fiscal 2008 as determined in accordance with the plan. Actual payouts under the plan to the named executive officers for fiscal 2008 are set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Supplemental Executive Retirement Plans. The Company’s supplemental executive retirement plans are described above under the heading “Nonqualified Deferred Compensation.” In the event of any termination of employment as of February 29, 2008, each named executive officer (or, in the case of death, the officer’s beneficiary) would be entitled to receive the value of his respective supplemental executive retirement plan account balance set forth above in the Nonqualified Deferred Compensation Table. In addition, because February 29, 2008 was the end of the Company’s fiscal year, each named executive officer (other than Mr. Summer) would also have received a Company contribution to his 2005 Supplemental Executive Retirement Plan account as approved by the Human Resources Committee in April 2008. These contribution amounts were as follows:

•	Richard Sands – $59,872
•	Robert Sands – $52,715
•	Alexander Berk – $28,524
•	Robert Ryder – $2,077
•	Jose F. Fernandez – $25,768
•	Jon Moramarco – $20,574

The plans call for distributions of vested benefits to the named executive officers to be made by lump sum. Payments under the Supplemental Executive Retirement Plan would be made after the termination event, while payments to the named executive officers under the 2005 Supplemental Executive Retirement Plan would be made six months after termination in compliance with Section 409A of the Code. The plans would automatically terminate, all participant accounts would vest, and the Company would make similar lump sum payments of account balances to participants in the event of a change-in-control as defined by the plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Richard Sands, Robert Sands and other members of the Sands family beneficially own various entities through which, among other activities, they own and operate the Inn on the Lake in Canandaigua, New York (the “Inn”). The Inn is frequently used for Company functions and for out-of-town employees visiting the Company on business. The Company pays the Inn at not more than its standard rates for these services. During fiscal 2008, the Company paid the operator of the Inn approximately $48,179 (exclusive of employee reimbursed expenses).

Richard Sands is Chief Executive Officer and a director of Friends of the Constellation Brands – Marvin Sands Performing Arts Center, Inc. (“CMAC”), a registered New York charity located in Canandaigua, New York. Since November 29, 2007, James A. Locke III, a director of the Company, has also served as a director of CMAC. Messrs. Sands and Locke serve in their volunteer positions without compensation. Constellation Brands, Inc. has pledged the amount of $1.5 million, payable over fifteen (15) years, in exchange for naming rights for the performing arts center. The Company selected the name “The Constellation Brands – Marvin Sands Performing Arts Center.” In fiscal 2008, the Company paid CMAC $200,000 for the naming rights and $15,000 for box seats at the performing arts center (exclusive of employee reimbursed expenses). The Company also made a $15,000 advance to CMAC which was paid off prior to the end of the year. Finally, through the course of fiscal 2008, various other employees of the Company either served as directors or officers of, or provided other volunteer services to, CMAC.

Robert Sands is Chief Executive Officer and a director of The New York Wine and Culinary Center, Inc., a registered New York charity located in Canandaigua, New York (the “NYWCC”). Mr. Sands serves in this volunteer position without compensation. The NYWCC is frequently used for Company functions. The Company pays the NYWCC at not more than its standard rates for these services. During fiscal 2008, the Company paid the NYWCC approximately $14,495 (exclusive of employee reimbursed expenses). In addition, in September 2007 the Company made a six-month loan to the NYWCC of $62,766, which remained outstanding at the end of fiscal 2008. Finally, throughout the course of fiscal 2008, various Company employees served as directors or officers of, or provided other volunteer services to, the NYWCC.

In connection with ongoing preparations for a move into a new, leased headquarters facility in the Spring of 2009, the Company will need to purchase additional furniture and has decided to make certain purchases from Icon Design, LLC (“Icon”). Richard Sands has an approximately 85% equity interest in Icon. The Company currently expects that it will purchase approximately $250,000 worth of furniture from Icon in connection with this project, and the Company has received third party verification that Icon’s pricing for this furniture is fair and reasonable.

By an agreement dated December 20, 1990, the Company entered into a split-dollar insurance agreement with a trust established by Marvin Sands of which Robert Sands is the trustee. Pursuant to the agreement, in prior years the Company paid the annual premium on an insurance policy (the “Policy”) held in the trust, and the trust has reimbursed the Company for the portion of the premium equal to the “economic benefit” to Marvin and/or Marilyn Sands, calculated in accordance with the United States Treasury Department rules then in effect. The Policy is a joint life policy payable upon the death of Marilyn Sands, as the survivor of the two insureds, with a face value of $5 million. Pursuant to the terms of the trust, Robert Sands (in his individual capacity), Richard Sands and the children of Laurie Sands (the deceased sister of Richard and Robert Sands) will each receive one-third of the proceeds of the Policy (after the repayment of the indebtedness to the Company out of such proceeds as described below), if they survive Marilyn Sands. While the Company has made no premium payment on behalf of the trust since fiscal 2002, from the inception of the agreement through the end of fiscal 2002 the Company paid aggregate premiums, net of reimbursements, of $2,382,327. The aggregate amount of such unreimbursed premiums constitutes indebtedness from the trust to the Company and is secured by a collateral assignment of the Policy. Upon the termination of the agreement, whether by the death of Marilyn Sands or earlier cancellation, the Company is entitled to be repaid by the trust the amount of such indebtedness.

James A. Locke III, a director of the Company, is senior counsel to the law firm of Nixon Peabody LLP, the Company’s principal outside counsel.

Policy Regarding Related Person Transactions

The Board adopted a written policy in April 2007 providing that all related person transactions or series of similar transactions required to be disclosed pursuant to Regulation S-K Item 404(a) must be presented to the Corporate Governance Committee for pre-approval or ratification. The policy requires each of the Company’s directors and executive officers to notify the General Counsel promptly and, wherever possible, in advance of the occurrence of any potential related person transaction in which such director or executive officer is directly or indirectly involved.

The General Counsel is responsible for reviewing all potential related person transactions and taking all reasonable steps to ensure that all material related person transactions be presented to the Corporate Governance Committee for pre-approval or ratification by members of the Committee in their discretion at the Committee’s next regularly scheduled meeting or, if deemed appropriate, by consent in lieu of a meeting. No director may engage in a vote to pre-approve or ratify any related person transaction in which he or she or his or her immediate family member has a material interest; provided, however, that such director shall provide any information concerning such related person transaction that the Corporate Governance Committee may reasonably request. If a potential related person transaction involves the General Counsel, the Chief Financial Officer assumes the responsibilities of the General Counsel under the policy.

The Corporate Governance Committee may consider all factors it deems relevant when determining whether to approve or ratify a related person transaction. In the context of evaluating potential transactions, the Corporate Governance Committee may consider, among other factors, the nature of the transaction and the related person’s interest in the transaction, the size of the transaction, whether the Company is able to engage in a comparable transaction with an unaffiliated party on more favorable terms, the benefit of the transaction to the Company, and the impact of the transaction on the related party. The Company is not aware of any related person transaction required to be reported under to Regulation S-K Item 404(a) since the beginning of fiscal 2008 that has not been pre-approved or ratified pursuant to this policy.

This policy serves in addition to, and not in derogation of, the Company’s by-laws, Code of Business Conduct and Ethics or any other Company policies, procedures, and controls.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company’s Class A Stock, Class B Stock or Class 1 Stock. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. Based solely upon review of copies of such reports furnished to the Company and related information, the Company believes that all such filing requirements for fiscal 2008 were complied with in a timely fashion.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director Nominees

The Board nominated ten (10) directors to be elected by the stockholders at the Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board are Richard Sands, Robert Sands, Barry A. Fromberg, Jeananne K. Hauswald, James A. Locke III, Thomas C. McDermott, Peter M. Perez, Paul L. Smith, Peter H. Soderberg, and Mark Zupan, all of whom currently serve as directors of the Company. Of the ten (10) nominees, Ms. Hauswald, Mr. McDermott and Mr. Smith have been designated as the nominees to be elected by the holders of Class A Stock, voting as a separate class. The remaining seven (7) nominees are to be elected by the holders of Class A Stock and Class B Stock, voting as a single class.

Management does not anticipate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the Board. The following paragraphs contain certain biographical information about the nominees. The reported age of each nominee is as of June 2, 2008.

Barry A. Fromberg	Director since 2006

Mr. Fromberg, age 53, who is currently retired, had been Executive Vice President and Chief Financial Officer of Dean Foods Company, a food and beverage company, from 1998 until April 1, 2006. From 1995 to 1998, Mr. Fromberg served as Chairman and Chief Executive Officer of a subsidiary of Paging Network, Inc., a provider of wireless communications services, and from 1993 to 1995 he was Senior Vice President and Chief Financial Officer of Paging Network, Inc. He served as Executive Vice President and Chief Financial Officer of Simmons Communications, Inc., a cable television operator, from 1987 to 1993. He is a Certified Public Accountant.

Jeananne K. Hauswald	Director since 2000

Ms. Hauswald, age 64, has been a managing partner of Solo Management Group, LLC, a corporate finance and investment management consulting company, since September 1998. From 1987 to her retirement in 1998, Ms. Hauswald was employed by The Seagram Company Ltd., a beverage and entertainment/communications company, where she served in various positions, including Vice President Human Resources from 1990 to 1993 and Vice President and Treasurer from 1993 to 1998. Ms. Hauswald currently serves on the Board of Directors of Thomas & Betts Corporation.

James A. Locke III	Director since 1983

Mr. Locke, age 66, has been engaged in the practice of business and corporate law, including primarily mergers and acquisitions, since 1971. Currently, Mr. Locke is senior counsel to the law firm of Nixon Peabody LLP. From 1996 through January 2008, he was a partner with Nixon Peabody LLP. He is located in the Rochester, New York office of the firm. Nixon Peabody LLP is the Company’s principal outside counsel. Prior to joining Nixon Peabody LLP, Mr. Locke practiced law in Rochester as a partner with another law firm.

Thomas C. McDermott	Director since 1997

Mr. McDermott, age 71, has been Chairman of GPM Associates, LLP (formerly, Forbes Products, LLC), a custom vinyl business products company, since January 1998. From 1994 to 1997, Mr. McDermott was President and Chief Executive Officer of Goulds Pumps, Incorporated, a centrifugal pumps company for industrial, domestic and agricultural markets, where he also was Chairman from 1995 to 1997. From 1986 to 1993, he was President and Chief Operating Officer of Bausch & Lomb Incorporated, a contact lens, lens-care and eyewear products company.

Peter M. Perez	Director since 2008

Mr. Perez, age 54, is Executive Vice President of Human Resources for ConAgra Foods, Inc., a packaged food company. He has held this position since June 2007. Mr. Perez previously served as Senior Vice President, Human Resources of ConAgra Foods, Inc. from December 2003 until June 2007. Prior to that, Mr. Perez was Senior Vice President, Human Resources of W. W. Grainger, Inc., a supplier of facilities maintenance and other products, from December 2001 to December 2003. From February 2001 until December 2001 he was Chief Human Resources Officer of Alliant Foodservice, a wholesale food distributor. From November 1997 to December 2000, he was Senior Vice President, Human Resources of Pepsi-Cola General Bottlers; and he held the position of Vice President of Human Resources of Pepsi-Cola General Bottlers from February 1995 until November 1997.

Richard Sands, Ph.D.	Director since 1982

Mr. Sands, age 57, is the Chairman of the Board of the Company. He has been employed by the Company in various capacities since 1979. Mr. Sands was elected Chairman of the Board in September 1999. He served as Chief Executive Officer from October 1993 to July 2007, as Chief Operating Officer from May 1986 to October 1993, as President from May 1986 to December 2002 and as Executive Vice President from 1982 to May 1986. He is the brother of Robert Sands.

Robert Sands	Director since 1990

Mr. Sands, age 49, is President and Chief Executive Officer of the Company. He was appointed as Chief Executive Officer in July 2007 and was appointed as President in December 2002. Mr. Sands also served as Chief Operating Officer from December 2002 to July 2007, as Group President from April 2000 through December 2002, as Chief Executive Officer, International from December 1998 through April 2000, as Executive Vice President from October 1993 through April 2000, as General Counsel from June 1986 to May 2000, and as Vice President from June 1990 through October 1993. He is the brother of Richard Sands.

Paul L. Smith	Director since 1997

Mr. Smith, age 72, retired from Eastman Kodak Company in 1993 after working there for thirty-five years. Mr. Smith was employed in various positions at Eastman Kodak Company, the last of which was from 1983 to 1993, when he served as Senior Vice President and Chief Financial Officer. Also from 1983 to 1993, he served on the Board of Directors of Eastman Kodak Company. Mr. Smith served a term on the Financial Accounting Standards Advisory Council and currently serves on the Board of Directors of Home Properties, Inc.

Peter H. Soderberg	Director since 2007

Mr. Soderberg, age 62, has been President and Chief Executive Officer of Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries, Inc.), a medical technology company, since March 2006. From January 2000 to March 2006, Mr. Soderberg was President and Chief Executive Officer of Welch Allyn, Inc., a privately-held medical device manufacturer. Before that, he was Group Vice President and Chief Operating Officer of Welch Allyn’s medical products business. Prior to joining Welch Allyn, Mr. Soderberg served in a variety of operations, marketing and management positions at Johnson & Johnson. Mr. Soderberg serves on the boards of Hill-Rom Holdings, Inc., Greatbatch, Inc., and AdvaMed, the Advanced Medical Technology Association.

Mark Zupan, Ph.D.	Director since 2007

Mr. Zupan, age 48, is Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester. He has held this position since January 1, 2004. Mr. Zupan previously served as Dean and Professor of Economics at the University of Arizona’s Eller College of Management from 1997 to 2003. Prior to that, Mr. Zupan taught at the University of Southern California’s Marshall School of Business, where he also served as Associate Dean of master degree programs. Mr. Zupan serves as a member of the Board of Directors of PAETEC Holding Corp.

See also information regarding James A. Locke III, Richard Sands and Robert Sands under the heading “Certain Relationships and Related Transactions.” For information with respect to the number of shares of the Company’s common stock beneficially owned by each of the above named director nominees, see the tables and the footnotes thereto under the heading “Beneficial Ownership” above.

Director Compensation

The Company’s compensation program for members of the Board currently runs on an annual cycle starting with the first Board meeting following the Annual Meeting of Stockholders and includes cash, restricted stock, and stock option components.

The cash component currently consists of (i) an annual retainer of $60,000, payable in quarterly installments of $15,000 at the beginning of each fiscal quarter; (ii) a Board meeting fee of $2,500 for each Board meeting attended (which includes regular, special and annual Board meetings and attendance in person or by conference telephone); (iii) a committee meeting fee of $1,500 per meeting attended (including by conference telephone); and (iv) an annual fee of $12,000 (payable in quarterly installments of $3,000) to the Chair of the Audit Committee and an annual fee of $9,000 (payable in quarterly installments of $2,250) to the Chairs of each of the Human Resources Committee and the Corporate Governance Committee.

Long-term incentive awards are another element of non-management director compensation. Long-term incentive awards in the form of, among others, stock options, stock appreciation rights and restricted stock are available for grant under the Company’s Long-Term Stock Incentive Plan. Each non-management director currently receives annually, if and as approved by the Board, a stock option grant and a restricted stock award. During fiscal 2008, the number of shares that could be subject to an annual option grant was not to exceed the number obtained by dividing $140,000 by the closing price of a share of Class A Stock on the date of the grant. This amount was increased from $70,000 in July 2007. The number of shares of restricted stock that may be awarded is currently calculated by dividing the sum of $40,000 by the closing price of a share of Class A Stock on the date of grant. While the Board has the flexibility to determine at the time of each grant or award the vesting provisions for that grant or award, historically these stock option grants vest six (6) months following the date of grant and these awards of restricted stock vest one (1) year from the date of grant.

Consistent with this compensation program, on July 26, 2007, the Company awarded a stock option to purchase up to 6,340 shares of Class A Stock to each non-management director who then served on the Board, at an exercise price of $22.08 per share and with an exercise period of January 26, 2008 through July 26, 2017. On December 27, 2007, these options were amended so that they related to Class 1 Stock instead of Class A Stock, but all other terms of the original grant, including the exercise price and vesting schedule, remained unchanged. On July 26, 2007 each non-management director who then served on the Board also received 1,811 restricted shares of Class A Stock. On the date of these grants, the closing price of Class A Stock was $22.08 per share. Subject to applicable provisions in the award document, the restricted stock will vest on July 26, 2008 or earlier in the event a director resigns, dies or becomes disabled, the Company undergoes a change-in-control, or the director’s term expires without him or her being renominated other than for cause.

As Peter H. Soderberg joined the Board in April 2007, in addition to his annual retainer, option grant and restricted stock award for the annual period commencing in July 26, 2007, Mr. Soderberg also received a prorated portion of the July 27, 2006 annual retainer, option grant and restricted stock award for the period from his appointment to the Board through July 26, 2007. Specifically, in addition to a prorated annual cash retainer, on April 4, 2007 Mr. Soderberg received a stock option to purchase up to 1,120 shares of Class A Stock at an exercise price of $20.82 per share and with an exercise period of October 4, 2007 through April 4, 2017 together with 640 restricted shares of Class A Stock which vested on April 4, 2008. Similarly, when Mark Zupan joined the Board on October 2, 2007, he received a prorated portion of the July 26, 2007 annual retainer, option grant and restricted stock award for the period from his appointment until the 2008 Annual Meeting. In addition to a prorated annual cash retainer, on October 2, 2007 Mr. Zupan received a stock option to purchase up to 4,661 shares of Class A Stock at an exercise price of $25.03 per share and with an exercise period of April 2, 2008 through October 2, 2017 together with 1,331 restricted shares of Class A Stock which will vest on October 2, 2008. These option grants to Messrs. Soderberg and Zupan were also amended on December 27, 2007 to relate to Class 1 Stock instead of Class A Stock. Finally, when Peter M. Perez joined the Board on February 19, 2008, he received a prorated portion of the July 26, 2007 annual retainer, option grant and restricted stock award for the period from his appointment until the 2008 Annual Meeting. In addition to a prorated annual cash retainer, on February 19, 2008 Mr. Perez received a stock option to purchase up to 3,114 shares of Class 1 Stock at an exercise price of $20.60 per share and with an exercise period of August 19, 2008 through February 19, 2018 together with 889 restricted shares of Class A Stock which will vest on February 19, 2009.

The Company reimburses its directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. They also receive complimentary Company products having a value of up to $5,000 and are eligible to participate in a matching contribution program of the Company whereby they can direct a portion of the Company’s charitable contributions (not in excess of $5,000) in connection with their voluntary contributions to the Constellation Brands, Inc. Political Action Committee. As these donations are made in the name of the Company in an amount equal to the donations made by directors to the political action committee, this benefit does not represent compensation and is not reflected in the Director Compensation in the fiscal 2008 table set forth below.

The Company’s current non-management directors are Barry A. Fromberg, Jeananne K. Hauswald, James A. Locke III, Thomas C. McDermott, Peter M. Perez, Paul L. Smith, Peter H. Soderberg, and Mark Zupan. The remaining two directors, Richard Sands and Robert Sands, who are also employees of the Company, receive no additional compensation for serving as directors. The Board is expected to consider director compensation at a future Board meeting, at which time the compensation paid to directors may be modified.

Director Compensation in Fiscal 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Barry A. Fromberg	89,500	41,094	57,952	—	188,546
Jeananne K. Hauswald	98,500	39,985	57,952	—	196,437
James A. Locke III	94,000	39,985	57,952	—	191,937
Thomas C. McDermott	109,000	39,985	57,952	—	206,937
Peter M. Perez	—	1,526	4,100	—	5,626
Paul L. Smith	115,000	39,985	57,952	—	212,937
Peter H. Soderberg	79,000	35,540	67,589	—	182,129
Mark Zupan	41,000	13,881	39,261	—	94,142

(1)	This amount represents the dollar amount recognized for financial statement reporting purposes for fiscal 2008 for the fair value of restricted stock awards granted in and prior to fiscal 2008 in accordance with SFAS 123(R) using the closing price for the Company’s Class A Stock on the New York Stock Exchange on the dates of grant. The Company does not include any impact of estimated forfeitures related to service-based vesting terms in this calculation. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors. The aggregate number of shares under unvested restricted stock awards held at the end of the fiscal year were as follows: Mr. Fromberg: 1,811, Ms. Hauswald: 1,811, Mr. Locke: 1,811, Mr. McDermott: 1,811, Mr. Perez: 889, Mr. Smith: 1,811, Mr. Soderberg: 2,451, and Mr. Zupan: 1,331. The following table presents the grant date fair value of restricted stock awards in fiscal 2008:

Name	Date of Grant	Shares of Restricted Stock Awarded	Grant Date Fair Value
Initial grant to Peter H. Soderberg	4/4/2007	640	$13,325
Initial grant to Mark Zupan	10/2/2007	1,331	$33,315
Initial grant to Peter M. Perez	2/19/2008	889	$18,313
Annual grant to each non-management director serving as of July 26, 2007	7/26/2007	1,811	$39,987

(2)	This amount represents the dollar amount recognized for financial statement reporting purposes for fiscal 2008 for the fair value of options granted in fiscal 2008 in accordance with SFAS 123(R) using the Black-Scholes option-pricing model with the assumptions described in Note 14 of the Company’s financial statements included in the Annual Report on Form 10-K for the year ended February 29, 2008. The Company does not include any impact of estimated forfeitures related to service-based vesting terms in this calculation. All pre-fiscal 2008 option grants to the directors vested prior to fiscal 2008, and the Company did not recognize any expense for such awards in fiscal 2008. Except for the initial option grants to Mr. Zupan in October 2007 and Mr. Perez in February 2008, all fiscal 2008 option awards to directors fully vested during fiscal 2008 and the Company completely expensed these awards during fiscal 2008. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors. The aggregate number of shares subject to option awards outstanding at the end of the fiscal year was as follows: Mr. Fromberg: 10,077, Ms. Hauswald: 49,903, Mr. Locke: 67,903, Mr. McDermott: 74,903, Mr. Perez: 3,114, Mr. Smith: 15,389, Mr. Soderberg: 7,460, and Mr. Zupan 4,661. The following table presents the grant date fair value of stock option awards in fiscal 2008:

Name	Date of Grant	Number of Shares Underlying Award	Grant Date Fair Value
Initial grant to Peter H. Soderberg	4/4/2007	1,120	$ 9,637
Initial grant to Mark Zupan	10/2/2007	4,661	$47,113
Initial grant to Peter M. Perez	2/19/2008	3,114	$24,597
Annual grant to each non-management director serving as of July 26, 2007	7/26/2007	6,340	$57,952

(3)	The value of perquisites and other personal benefits provided to each of our non-management directors was less than $10,000.

Compensation Committee Interlocks and Insider Participation

During all or a portion of fiscal 2008, Jeananne K. Hauswald, Thomas C. McDermott, Peter M. Perez, Peter H. Soderberg, and Paul L. Smith served as members of the Human Resources Committee of the Company’s Board of Directors. None of these individuals are or have ever been officers or employees of the Company. No executive officer of the Company served on the compensation committee or the board of directors of any company that had one or more of its executive officers serving as a member of the Company’s Human Resources Committee or Board of Directors during fiscal 2008.

The Board of Directors and Committees of the Board

On December 19, 2003, the Board adopted revised Board of Directors’ Corporate Governance Guidelines containing categorical standards for determining director independence. These standards, which were most recently revised on October 3, 2007, seek to satisfy the applicable requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Board of Directors’ Corporate Governance Guidelines are available on the Company’s Web site at www.cbrands.com under Investors/Corporate Governance and an excerpt containing the categorical standards is appended to this Proxy Statement. (The information contained on the Company’s Web site, however, is not a part of this Proxy Statement.) The Board has affirmatively determined that each current member of the Board, other than Richard Sands and Robert Sands, meets the categorical standards set by the Board to qualify as an independent director. Therefore, each director, other than Richard Sands and Robert Sands, is independent, and a majority of the members of the current Board is independent. In reaching its determination regarding James A. Locke III, the Board considered the services provided to the Company by the law firm in which Mr. Locke serves as senior counsel, Nixon Peabody LLP, and the fact that, for each of the last three fiscal years, the Company paid to Nixon Peabody for its services less than the greater of $1,000,000 or two percent of Nixon Peabody’s consolidated gross revenues. In reaching its determination regarding Mr. Locke, the Board also considered the Company’s relationship with CMAC described under the heading “Certain Relationships and Related Transactions” above. The Board held seven (7) meetings during fiscal 2008. In addition, the non-management members of the Board, all of whom are independent, meet periodically in regularly scheduled sessions without management. The non-management directors select a Lead Director. In accordance with the Board of Directors’ Corporate Governance Guidelines, James A. Locke III presides at these meetings in his capacity as Lead Director. Stockholders or other interested parties may arrange to communicate directly with the directors, the Lead Director or the non-management directors as a group by writing to them in the care of the Company at 370 Woodcliff Drive, Suite 300, Fairport, New York 14450. The Company will forward all such communications (other than unsolicited advertising materials).

Committees of the Board include a standing Audit Committee, Corporate Governance Committee and Human Resources Committee. Each member of these committees is independent in accordance with the applicable requirements of the New York Stock Exchange’s listing standards, the Securities and Exchange Commission and the Categorical Standards of Independence contained within the Company’s Board of Directors’ Corporate Governance Guidelines. In addition, each committee operates under a written charter that was approved by the Board and is available on the Company’s Web site at www.cbrands.com under Investors/Corporate Governance.

During fiscal 2008, each of the incumbent directors who were directors during that period attended at least 75% of the total number of meetings held by the Board and each committee of the

Board on which he or she served during his or her period of service. The Company’s directors are encouraged to attend each Annual Meeting of Stockholders, and all directors attended the Company’s 2007 Annual Meeting of Stockholders, except for Messrs. Perez and Zupan who were not members of the Board at that time.

Audit Committee. The Audit Committee is a standing committee currently composed of Paul L. Smith (Chair), Barry A. Fromberg and Mark Zupan, each of whom the Board has determined is an audit committee financial expert. Mr. Zupan was appointed to the Audit Committee in October 2007. His experience includes serving as Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester and as a member of the Audit Committee of PAETEC Holding Corp. He also holds a Ph.D. in Economics. No committee member simultaneously serves on the audit committees of more than two other publicly registered companies. This Committee performs the Board’s oversight responsibilities as they relate to the Company’s accounting policies, internal controls and financial reporting practices. In addition, this Committee maintains a line of communication between the Board and the Company’s financial management, internal auditors and independent registered public accounting firm. The Audit Committee held nine (9) meetings during fiscal 2008.

Corporate Governance Committee. The Corporate Governance Committee is a standing committee currently composed of James A. Locke III (Chair), Thomas C. McDermott and Paul L. Smith. This committee functions as the nominating committee of the Board. The Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria and qualifications for membership approved by the Board and selects, or recommends that the Board select, director nominees for the annual meetings of stockholders. The Corporate Governance Committee advises the Board concerning the appropriate composition of the Board and its committees, develops and recommends to the Board the corporate governance guidelines applicable to the Company, and advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them. Among other matters, this Committee also makes recommendations to the Board with respect to an officer to be designated as Chief Executive Officer and a director to serve as Chairman of the Board. In addition, this Committee recommends to the Board compensation for the non-management directors. This Committee held five (5) meetings during fiscal 2008.

The Corporate Governance Committee identifies potential director candidates from any outside advisors it may retain, as well as from other members of the Board, executive officers and other contacts. The Corporate Governance Committee has from time to time engaged the services of an independent third-party search firm in order to assist the Corporate Governance Committee in identifying and evaluating potential director candidates who will bring to the Board specific skill sets as established by the Corporate Governance Committee. Since our 2007 Annual Meeting of Stockholders, Richards Sands identified Mark Zupan as a potential director candidate, and a third-party search firm identified Peter M. Perez as a potential director candidate. Each candidate’s qualifications were subsequently reviewed by the Corporate Governance Committee with the assistance of a third-party search firm, and each of these individuals was appointed to the Board.

The Corporate Governance Committee will consider nominations by stockholders of the Company. Those nominations must include sufficient biographical information so that the Committee can appropriately assess the proposed nominee’s background and qualifications. In its assessment of potential candidates, the Corporate Governance Committee will review the candidate’s character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of the Company’s business environment, acumen, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of the Board at that time.

To be considered for nomination at the 2009 Annual Meeting of Stockholders, stockholder submissions for nomination should be received in writing at the Company’s offices, to the attention of the Company’s Secretary, Constellation Brands, Inc., 370 Woodcliff Drive, Suite 300, Fairport, New York 14450 no later than February 2, 2009. Stockholder recommendations made in accordance with these procedures will receive the same consideration and be evaluated in the same manner as other potential nominees.

Human Resources Committee. The Human Resources Committee is a standing committee currently composed of Thomas C. McDermott (Chair), Jeananne K. Hauswald, Peter M. Perez, and Peter H. Soderberg. This committee functions as the compensation committee of the Board. The Human Resources Committee fulfills the Board’s responsibilities relating to the compensation of the Company’s executives, including the Chief Executive Officer, and has engaged a third-party consultant to assist the Committee in its review and analysis of executive compensation. Additionally, the Human Resources Committee monitors, among other matters, the following: human resources policies and procedures as they relate to the goals and objectives of the Company and good management practices; the Company’s material policies and procedures which relate to compliance with pertinent human resources laws and regulations, the human resources aspects of the ethical conduct of the business and the management of human resources capital; and procedures and internal controls that relate to personnel administration, pay practices and benefits administration. The Human Resources Committee is responsible for reviewing total executive compensation in relation to individual executive performance, Company performance, salary information and other parameters deemed reasonable in the assignment of executive compensation levels. This Committee also reviews and approves executive benefits and perquisites and reviews performance systems, including reward programs. The Human Resources Committee is responsible for evaluating the performance of the Chief Executive Officer and approves his compensation, as well as the compensation of other executives. This Committee presently administers the Company’s Long-Term Stock Incentive Plan, Annual Management Incentive Plan, 1989 Employee Stock Purchase Plan and U.K. Sharesave Scheme, and reviews succession planning for the Company and other important human resources issues. This Committee also reviews with management each Compensation Discussion and Analysis and, as appropriate, recommends to the Board that it be included in the Company’s applicable filings. The Human Resources Committee held seven (7) meetings during fiscal 2008.

Audit Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.

The Audit Committee of the Board provides oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. It is also responsible for issuing a report on the effectiveness of the Company’s internal control over financial reporting. The Committee, in carrying out its role, relies on the Company’s senior management and independent registered public accounting firm.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008, the Audit Committee met, reviewed and discussed with the Company’s management and with KPMG LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company and related disclosures and the assessment of the adequacy and effectiveness of the Company’s internal control over financial reporting. Also, the Committee discussed with KPMG LLP, with respect to the fiscal year ended February 29, 2008, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90 (Codification of Statements on Auditing Standards, AU § 380).

In addition, the Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP the independence of that firm as the Company’s independent registered public accounting firm.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008 for filing with the Securities and Exchange Commission.

Audit Committee:

Paul L. Smith (Chair)

Barry A. Fromberg

Mark Zupan

Vote Required

A plurality of the votes cast at the Meeting by the holders of Class A Stock is required for the election of the three (3) directors to be elected by the holders of Class A Stock. A plurality of the votes cast at the Meeting by the holders of Class A Stock and Class B Stock voting together as a single class is required for the election of the seven (7) directors to be elected by the holders of Class A Stock and Class B Stock voting as a single class, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board recommends a vote FOR the nominees. Unless authority to vote for one or more of the nominees is specifically withheld, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR the election of all the nominees for whom you are entitled to vote.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF KPMG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 1, 2008, the Audit Committee determined to engage KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009. Although ratification by stockholders of this selection is not required, the selection of KPMG LLP as the Company’s independent registered public accounting firm will be presented to the stockholders for their ratification at the Meeting. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its choice. A representative of KPMG LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if he or she so desires and will be available to respond to any appropriate questions.

Fees Paid to KPMG LLP

The following fees were billed to the Company by KPMG LLP for services rendered during the fiscal years ended February 29, 2008 and February 28, 2007:

Audit Fees: These amounts relate to the annual audit of the Company’s consolidated financial statements included in the Company’s Annual Reports on Form 10-K, annual audits of the effectiveness of the Company’s internal control over financial reporting, reviews of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, services normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or its engagement for the indicated fiscal year, statutory audits of certain of the Company’s subsidiaries, and services relating to filings under the Securities Act of 1933 and the Securities Exchange Act of 1934. The aggregate audit fees billed by KPMG LLP for the year ended February 29, 2008 were $4,764,894, which amount included out-of-pocket expenses. For the year ended February 28, 2007, these audit fees were $4,644,624, which amount included out-of-pocket expenses.

Audit-Related Fees: These amounts relate to benefit plan reviews, assistance on acquisitions or divestitures and other audit-related projects, and the services comprising these fees were in the nature of various employee benefit plan audits and reviews. The aggregate audit-related fees billed by KPMG LLP for the year ended February 29, 2008 were $43,786 and for the year ended February 28, 2007 were $27,339.

Tax Fees: These amounts relate to professional services for tax compliance, tax advice and tax planning. The aggregate tax fees billed by KPMG LLP for the year ended February 29, 2008 were $215,481 and for the year ended February 28, 2007 were an aggregate of $251,192. The services comprising these fees were tax compliance, tax advice and tax planning.

All Other Fees: These amounts relate to all products and services provided to the Company by KPMG LLP other than services disclosed in the categories above. For the years ended February 29, 2008 and February 28, 2007, KPMG LLP did not provide any products or services other than as disclosed above and, consequently, did not bill the Company for any fees other than as disclosed above.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services that may be provided by the Company’s independent registered public accounting firm. The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP prior to the engagement. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All audit and non-audit services performed by KPMG LLP during the fiscal year ended February 29, 2008 were pre-approved in accordance with this policy. These services have included audit services, audit-related services and tax services. The Committee did not pre-approve any other products or services that did not fall into these categories, and KPMG LLP provided no other products or services during the past fiscal year.

Vote Required

The adoption of Proposal No. 2 to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board recommends that the stockholders ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 28, 2009 and, accordingly, recommends that you vote FOR Proposal No. 2. Unless otherwise directed therein, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR such proposal.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 to be included in the Company’s Proxy Statement to be issued in connection with the 2009 Annual Meeting of Stockholders, such proposal must be received by the Company no later than February 2, 2009. Nominations for directors submitted by stockholders must also be received no later than February 2, 2009.

Any notice of a proposal submitted outside the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, which a stockholder intends to bring forth at the Company’s 2009 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Securities Exchange Act of 1934 and the By-laws of the Company, if received by the Company after February 2, 2009.

AVAILABLE INFORMATION

The Company has furnished its financial statements to stockholders by including in this mailing the Company’s 2008 Annual Report to Stockholders. Upon the request of any stockholder, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended February 29, 2008, as filed with the Securities and Exchange Commission (excluding the exhibits thereto). Written requests for such copies should be directed to Investor Relations Department, Constellation Brands, Inc., 370 Woodcliff Drive, Suite 300, Fairport, New York 14450; telephone number: (888) 922-2150.

The Company’s Code of Business Conduct and Ethics, Global Code of Responsible Practices for Beverage Alcohol Advertising and Marketing, Chief Executive Officer and Senior Financial Executive Code of Ethics, Board of Directors’ Corporate Governance Guidelines and the charters of the Audit Committee, the Corporate Governance Committee and the Human Resources Committee are available on the Company’s Web site at www.cbrands.com under Investors/Corporate Governance and are also available in print to any stockholder who requests them. Such requests should be directed to Investor Relations Department, Constellation Brands, Inc., 370 Woodcliff Drive, Suite 300, Fairport, New York 14450. Additionally, any amendments to, and waivers granted to the Company’s directors and executive officers under the Company’s codes of ethics will be posted in this area of the Company’s Web site. (The information contained on the Company’s Web site, however, is not a part of this Proxy Statement.)

OTHER

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 2, 2008

APPENDIX A

EXCERPT FROM THE

CONSTELLATION BRANDS, INC.

BOARD OF DIRECTORS’ CORPORATE GOVERNANCE GUIDELINES

1.	Classification and Definition of Directors.

The principal classifications of directors are “Independent,” “Management” and “Non-Management.”

An “Independent Director” of the Company shall be one who meets the qualification requirements for being an independent director under the corporate governance listing standards of the New York Stock Exchange (“NYSE”), including the requirement that the Board must have affirmatively determined that the director has no material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). References to “Company” include any parent or subsidiary in a consolidated group with Constellation Brands, Inc. References to “immediate family member” includes a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing a person’s household. To guide its determination whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the Board has adopted the following categorical standards:

A.	A director will not be Independent if, (i) currently or within the last three years the director was employed by the Company; (ii) an immediate family member of the director is or has been within the last three years an executive officer of the Company; (iii) the director or an immediate family member of the director received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, and also provided such deferred compensation is not contingent in any way on continued service); (iv) the director or an immediate family member of the director is a current partner of a firm that is the Company's internal or external auditor; (v) the director is a current employee of a firm that is the Company’s internal or external auditor; (vi) the director has an immediate family member who is a current employee of a firm that is the Company’s internal or external auditor and such immediate family member participates in that firm’s audit, assurance or tax compliance (but not tax planning) practice; (vii) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and such director or immediate family member personally worked on the Company’s audit within that time; (viii) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company in which any of the Company’s present executive officers at the same time serve or served on that other company’s compensation committee; or (ix) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or two percent (2%) of such other company’s consolidated gross revenues.

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B.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) an immediate family member of the director is or was employed by the Company other than as an executive officer; (ii) if the director or an immediate family member of the director received $100,000 or less in direct compensation from the Company during any twelve-month period (other than director and committee fees and pension or other forms of deferred compensation for prior service, and also provided such deferred compensation is not contingent in any way on continued service); (iii) if an immediate family member of the director is employed by a present or former internal or external auditor of the Company and such family member does not participate in the firm’s audit, assurance or tax compliance (as distinguished from tax planning) practice and did not personally work on the Company’s audit within the last three years; (iv) if an immediate family member of the director was (but is no longer) a partner or employee of a present or former internal or external auditor of the Company and did not personally work on the Company’s audit within the last three years; (v) if a Company director is or was an executive officer or employee, partner or shareholder, or an immediate family member of the director is or was an executive officer, partner or shareholder of another company that does business with the Company and the annual sales to, or purchases from, the Company for property and/or services are less than or equal to the greater of $1,000,000 or two percent (2%) of the annual revenues of such other company; (vi) if a Company director is or was an executive officer, employee, partner or shareholder of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than or equal to two percent (2%) of the total consolidated assets of the company for which he or she serves as an executive officer, employee, partner or shareholder; and (vii) if a Company director serves or served as an officer, director or trustee of a tax exempt organization, and the Company’s discretionary contributions to the tax exempt organization are less than or equal to the greater of $1,000,000 or two percent (2%) of that organization’s total annual consolidated gross revenues. The Board will annually review all commercial and charitable relationships of directors.

C.	In assessing the materiality of a director’s relationship not covered by paragraph B set forth above, the directors at the time sitting on the Board who are independent under the standards set forth in paragraphs A and B above shall determine whether the relationship is material and, therefore, whether the director would be independent. In such instance, the Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact it did not meet the categorical standards of immateriality in paragraph B above.

D.	In accordance with the NYSE’s Transition Rules, the three (3) year look back period referenced in paragraph A above shall be a one (1) year look back period until November 4, 2004.

A “Non-Management Director” is a director who is not a Company officer (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933), and includes such directors who are not independent by virtue of a material relationship, former status or family membership, or for any other reason. The group of Non-Management Directors includes both Independent Directors and those Non-Management Directors who do not qualify as Independent Directors.

A “Management Director” is an officer (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933) of the Company who serves on the Board.

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CONSTELLATION BRANDS, INC. PROXY FOR CLASS A COMMON STOCK
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The undersigned hereby appoints David S. Sorce and Thomas J. Mullin, or any one of them, proxies for the undersigned with full power of substitution to vote all shares of Class A Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York 14604, on Thursday, July 17, 2008, at 11:00 a.m. (local time), and any adjournment thereof (the “Meeting”).

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Class A Stockholders, voting as a separate class, are entitled to elect three directors at the Meeting. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect seven directors at the Meeting. Please refer to the Proxy Statement for details. The number of your shares of Class A Common Stock appears on the back of this card. PLEASE SIGN ON THE BACK.

O
X

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AS SET FORTH IN PROPOSAL NO. 1 AND, UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR PROPOSAL NO. 2.

Y	TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN ON THE BACK. YOU NEED NOT MARK ANY BOXES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE	☐

Please mark your votes as indicated in this example	☒

1.	Election of Directors: To elect Directors as set forth in the Proxy Statement.

CLASS A STOCKHOLDERS are entitled to vote for the following:		FOR ALL NOMINEES (except as noted below)	☐	WITHHELD FROM ALL NOMINEES	☐
01 Barry A. Fromberg 02 Jeananne K. Hauswald 03 James A. Locke III 04 Thomas C. McDermott 05 Peter M. Perez	06 Richard Sands 07 Robert Sands 08 Paul L. Smith 09 Peter H. Soderberg 10 Mark Zupan

Vote withheld from nominee(s) identified on above line.

2. Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.      In their discretion, the proxies are authorized to vote upon such other business not known at the time of the solicitation of this Proxy as may properly come before the Meeting or any adjournment thereof.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Company’s 2008 Annual Meeting that describe more fully the proposals set forth herein.

Please note that there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A Common Stock proxy card and a Class B Common Stock proxy card must sign and return BOTH proxy cards in accordance with their respective instructions to ensure the voting of shares of each class owned.

Signature	Date	Signature	Date

NOTE: Please date this Proxy and sign your name above exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation or other entity, the full entity name should be inserted and the Proxy signed by a duly authorized representative of the entity, indicating his or her title or capacity.

* FOLD AND DETACH HERE *

Important Notice Regarding Internet Availability of Proxy Materials for the Annual

Meeting of Stockholders to be held on July 17, 2008: The Company’s Proxy Statement and

Annual Report are available at www.cbrands.com/CBI/constellationbrands/Investors.

CONSTELLATION BRANDS, INC. PROXY FOR CLASS B COMMON STOCK
P

The undersigned hereby appoints David S. Sorce and Thomas J. Mullin, or any one of them, proxies for the undersigned with full power of substitution to vote all shares of Class B Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York 14604, on Thursday, July 17, 2008, at 11:00 a.m. (local time), and any adjournment thereof (the “Meeting”).

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Class A Stockholders, voting as a separate class, are entitled to elect three directors at the Meeting. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect seven directors at the Meeting. Please refer to the Proxy Statement for details. The number of your shares of Class B Common Stock appears on the back of this card. PLEASE SIGN ON THE BACK.

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X

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AS SET FORTH IN PROPOSAL NO. 1 AND, UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR PROPOSAL NO. 2.

Y	TO APPROVE THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIMPLY SIGN ON THE BACK. YOU NEED NOT MARK ANY BOXES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE	☐

Please mark your votes as indicated in this example	☒

1.	Election of Directors: To elect Directors as set forth in the Proxy Statement.

CLASS B STOCKHOLDERS are entitled to vote for the following:		FOR ALL NOMINEES (except as noted below)	☐	WITHHELD FROM ALL NOMINEES	☐
01 Barry A. Fromberg 02 James A. Locke III 03 Peter M. Perez 04 Richard Sands	05 Robert Sands 06 Peter H. Soderberg 07 Mark Zupan

Vote withheld from nominee(s) identified on above line.

2. Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.      In their discretion, the proxies are authorized to vote upon such other business not known at the time of the solicitation of this Proxy as may properly come before the Meeting or any adjournment thereof.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Company’s 2008 Annual Meeting that describe more fully the proposals set forth herein.

Please note that there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A Common Stock proxy card and a Class B Common Stock proxy card must sign and return BOTH proxy cards in accordance with their respective instructions to ensure the voting of shares of each class owned.

Signature	Date	Signature	Date

NOTE: Please date this Proxy and sign your name above exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation or other entity, the full entity name should be inserted and the Proxy signed by a duly authorized representative of the entity, indicating his or her title or capacity.

* FOLD AND DETACH HERE *

Important Notice Regarding Internet Availability of Proxy Materials for the Annual

Meeting of Stockholders to be held on July 17, 2008: The Company’s Proxy Statement and

Annual Report are available at www.cbrands.com/CBI/constellationbrands/Investors.

CDI Voting Instruction Form

All correspondence to:
Computershare Investor Services Pty Limited
CONSTELLATION BRANDS, INC.	GPO Box 1903 Adelaide
ARBN 103 442 646	South Australia 5001 Australia
Enquiries (within Australia) 1800 030 606
(outside Australia) 61 3 9415 4046
Facsimile 61 8 8236 2305
www.computershare.com

Mark this box with an ‘X’ if you have made any changes to your address details ☐

Annual General Meeting – 17 July 2008

Your Voting Instructions are being sought so that CHESS Depositary Nominees Pty Ltd (CDN), or another person appointed by you, may vote at your direction at the Annual General Meeting of Constellation Brands, Inc. (Company).

Important Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting of Stockholders to be held on July 17, 2008: The Company’s Proxy Statement and Annual Report are available at www.cbrands.com/CBI/constellationbrands/Investors.

Voting Instructions to CDN

I/We being a holder of CHESS Depositary Interests (CDIs) of the above Company hereby direct,

☐	CDN (mark with an “X”)	OR	Write here the name of the person you are appointing if this person is someone other than CDN.

to vote the shares underlying my/our holding at the Annual General Meeting in respect of the resolutions outlined below. If you do not complete one of the above boxes, CDN will vote the shares represented by those CDIs as directed below.

CDN will vote as directed. Please mark with an [X] to indicate your directions.

1.	Election of Directors as set forth in the Proxy Statement.

		For	Withheld
1.1	Election of Barry A. Fromberg	☐	☐
1.2	Election of Jeananne K. Hauswald	☐	☐
1.3	Election of James A. Locke III	☐	☐
1.4	Election of Thomas C. McDermott	☐	☐
1.5	Election of Peter M. Perez	☐	☐
1.6	Election of Richard Sands	☐	☐
1.7	Election of Robert Sands	☐	☐
1.8	Election of Paul L. Smith	☐	☐
1.9	Election of Peter H. Soderberg	☐	☐
1.10	Election of Mark Zupan	☐	☐

2. Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009.	For ☐	Against ☐	Abstain* ☐

* If you mark the Abstain box for this item, you are directing your proxy to abstain from voting on your behalf in respect of this Proposal; therefore your vote will not be counted in computing the required majority for this Proposal, but will be counted when determining whether a quorum exists at the meeting.

By execution of this CDI Voting Instruction Form the undersigned hereby authorises CDN to appoint such proxies or their substitutes to vote as directed above and in their discretion on such other business as may properly come before the meeting. If you do not mark a ‘FOR’ or ‘AGAINST’ box, your vote will not be counted.

PLEASE SIGN HERE This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Securityholder 1

Sole Director and Sole Company Secretary

Securityholder 2

Director

Securityholder 3

Director/Company Secretary

Contact Name	Contact Daytime Telephone	/ / Date

Instruction for completion of CDI Voting Instruction Form

Your vote is important

Each Constellation Brands, Inc. CHESS Depositary Interest (CDI) is equivalent to one tenth of one share of Class A Common Stock of Constellation Brands, Inc., so that every 10 CDIs that you own at 23 May 2008 (record date) entitles you to direct one vote. Class A Stockholders, voting as a separate class, are entitled to elect three directors at the Annual General Meeting of Constellations Brands, Inc. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect seven directors at that Meeting. Please refer to the Proxy Statement for details.

You can vote by completing, signing and returning your CDI Voting Instruction Form. The CDI Voting Instruction Form gives you two options:

(a)	You can give your voting instructions to CHESS Depositary Nominees Pty Ltd (CDN), which will vote the underlying shares on your behalf; or

(b)	You can instruct CDN to appoint you or your nominee as proxy to vote the shares underlying your CDIs in person at the Annual General Meeting of Constellation Brands, Inc.

In either case, you need to return your completed CDI Voting Instruction Form so that it is received at the address shown on the Form by not later than 5pm Australian time on 14 July 2008. That will give CDN enough time to tabulate all CDI votes, to vote the underlying shares and to appoint the proxies.

Directing CDN to Vote

If you wish to direct CDN to vote the shares underlying your CDIs, you may do so by placing a cross in the box next to CDN’s name at the top of the form and then placing a mark in one of the boxes opposite each item of business. All your CDIs will be voted in accordance with such a direction. If you mark more than one box on an item your vote on that item will be invalid.

If you sign and return the CDI Voting Instruction Form and cross the box to direct CDN how to vote but do not indicate next to the items of business on the form how your votes are to be directed, the shares represented by those CDIs will not be voted by CDN.

If you sign and return the CDI Voting Instruction Form but you do not cross the box to direct CDN how to vote and you do not nominate a proxy but you do indicate next to the items of business on the form how your votes are to be directed, the shares represented by those CDIs will be voted by CDN.

Directing CDN to Appoint a Proxy

If you wish to direct CDN to appoint a proxy to vote the shares underlying your CDIs in person at the Annual General Meeting of Constellation Brands, Inc., you need to fill in the name of the person who is to be appointed as proxy in the box at the top of the form. You may direct CDN to appoint you or your nominee as the proxy.

If you direct CDN to appoint a proxy to vote the shares underlying your CDIs in person at the Annual General Meeting of Constellation Brands, Inc., the proxy appointed may vote as the proxy wishes.

If CDN does not receive a CDI Voting Instruction Form from a holder of CDIs, the shares represented by those CDIs will not be voted.

If you have completed and returned your CDI Voting Instruction Form, you may revoke the directions contained therein by a written notice of revocation to Computershare Investor Services Pty Limited no later than 5pm Australian time on 14 July 2008 bearing a later date than the CDI Voting Instruction Form.

Signature(s) of CHESS Depositary Interest Holders

Each holder must sign this form. If your CDIs are held in joint names, all holders must sign in the boxes. If you are signing as an Attorney, then the Power of Attorney must have been noted by the Company’s Australian Registry or a certified copy of it must accompany this form.

Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory, ie. Sole Director and Sole Company Secretary, or Director, or Director and Company Secretary.

If you require further information on how to complete the CDI Voting Instruction Form, telephone the Registry on 1800 030 606.

Lodgement of Notice

CDI Voting Instruction Forms must be returned to Computershare Investor Services Pty Limited, Level 5, 115 Grenfell Street, Adelaide, SA 5000 Australia or GPO Box 1326 Adelaide SA 5001 Australia.

For assistance please contact Computershare Investor Services Pty Limited on 1800 030 606

Constellation Brands, Inc.
370 Woodcliff Drive, Suite 300
Fairport, New York 14450
Phone: 585-218-3600

VIA EDGAR

June 6, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Constellation Brands, Inc.
Definitive Proxy Statement

Dear Ladies/Gentlemen:

Transmitted herewith for filing are a definitive proxy statement, form of proxy cards and form of CDI Voting Instruction Form for use in connection with the Annual Meeting of Stockholders of Constellation Brands, Inc. (the “Company”) scheduled for July 17, 2008. The Company intends to begin mailing the proxy statement and related materials for the Annual Meeting on or after June 9, 2008.

If you have any questions, please call me at (585) 218-3667.

Sincerely,

CONSTELLATION BRANDS, INC.

/s/ Mark D. Buri

Mark D. Buri

Vice President and Associate General Counsel

xc: David S. Sorce, Esq.